UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under ss. 240.14a-12

                             PMA Capital Corporation
                (Name of Registrant as Specified In Its Charter)

                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          N/A

     (2)  Aggregate number of securities to which transaction applies:

          N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          N/A

     (4)  Proposed maximum aggregate value of transaction:

          N/A

     (5)  Total fee paid:

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[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                                                           PRELIMINARY MATERIALS

                       [LOGO OF PMA CAPITAL APPEARS HERE]


                         1735 Market Street, Suite 2800
                           Philadelphia, PA 19103-7590
                      ------------------------------------

                  Notice of 2000 Annual Meeting of Shareholders
                            To Be Held April 24, 2000
                     ---------------------------------------


Dear PMA Capital Shareholder:

     On Monday, April 24, 2000, PMA Capital Corporation will hold its Annual Meeting of Shareholders at 380 Sentry Parkway, Blue Bell, Pennsylvania 19422-2328. The Annual Meeting will begin at 9 a.m.

     We are holding the Annual Meeting:

     1. To elect four directors to serve until 2003 and until their successors are elected;

     2. To vote upon a proposal to approve a reclassification amendment to the Company's Amended and Restated Articles of Incorporation;

     3. To vote upon a proposal to approve an amendment to the Company's Amended and Restated Articles of Incorporation to authorize 2,000,000 shares of undesignated Preferred Stock, $.01 par value per share;

     4. To vote upon a proposal to approve an amendment to the Company's Amended and Restated Articles of Incorporation to eliminate cumulative voting;

     5. To vote upon a proposal to approve the PMA Capital Corporation Annual Incentive Plan;

     6. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants; and

     7. To transact any other business properly presented at the meeting and any adjournments.

     The Board recommends that you vote FOR items 1 through 6.

     Only shareholders of record at the close of business on March 6, 2000 are entitled to vote at the Meeting and any adjournments. A copy of our 1999 Annual Report to shareholders accompanies this notice.

                                          By Order of the Board of Directors,

                                          Frederick W. Anton III
March __, 2000                            Chairman of the Board
-------------------------------------------------------------------------------

You are cordially invited to attend the meeting. Whether or not you plan to attend in person, please mark, date, sign and mail the enclosed proxy. A return envelope requiring no postage is enclosed for your convenience.

-------------------------------------------------------------------------------

                                                           PRELIMINARY MATERIALS

                             PMA CAPITAL CORPORATION
                         1735 Market Street, Suite 2800
                           Philadelphia, PA 19103-7590

                             -----------------------

                                 Proxy Statement
                            ------------------------

                               GENERAL INFORMATION

     You are being sent this Proxy Statement and the enclosed proxy in connection with the solicitation by the Company's Board of Directors of proxies to be voted at the Annual Meeting and at any adjournments. The approximate date of mailing of this Proxy Statement and the enclosed proxy is March __, 2000.

     You are being asked to vote on these items:

     (1)  The election of four directors;

     (2) The approval of a reclassification amendment to the Company's Amended and Restated Articles of Incorporation;

     (3) The approval of an amendment to the Company's Amended and Restated Articles of Incorporation to authorize a class of undesignated Preferred Stock;

     (4) The approval of an amendment of the Company's Amended and Restated Articles of Incorporation to eliminate cumulative voting;

     (5)  The approval of the PMA Capital Corporation Annual Incentive Plan; and

     (6) The ratification of PricewaterhouseCoopers LLP as independent accountants.

     You may vote your shares either in person or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy in the prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person; by voting in person you automatically revoke your proxy. You also may revoke your proxy at any time before it is voted by giving the Company's Secretary written notice of your revocation or by submitting a later-dated proxy. If you return your proxy but do not mark your voting preference, the individuals named as proxies will vote your shares FOR each item described in this Proxy Statement.

     The Company will pay the cost of soliciting proxies. This solicitation will be made by mail and may also be made on behalf of the Company by the Company's officers, directors and employees in person or by telephone or telegram. The Company will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses for sending proxies and proxy materials to beneficial owners.

     Only holders of Common Stock and Class A Common Stock of record as of the close of business on March 6, 2000 will be entitled to vote at the Annual Meeting. As of the close of business on March 6, 2000, the Company had outstanding _________ shares of Common Stock and _________ shares of Class A Common Stock. Each holder of Common Stock is entitled to cast ten votes for each share of Common Stock held, and each holder of Class A Common Stock is entitled to cast one vote for each share of Class A Common Stock held. Therefore, a total of __________ votes will be entitled to be cast at the Annual Meeting.

     The holders of Common Stock and Class A Common Stock representing a majority of the votes entitled to be cast at the Annual Meeting will constitute a quorum. If you submit a properly executed proxy card, even if you abstain from voting or withhold your vote, you will be considered present at the Annual Meeting, and therefore, part of the quorum. Broker non-votes will also be counted as part of the quorum.

          BENEFICIAL OWNERSHIP OF COMMON STOCK AND CLASS A COMMON STOCK

Principal Beneficial Owners of Common Stock

     The following table shows, as of December 31, 1999, those shareholders (other than officers and directors of the Company) known to the Company to beneficially own more than 5% of the outstanding Common Stock or Class A Common Stock, and the percentage of the total number of votes that these persons are entitled to cast on matters submitted to the shareholders of the Company. The share holdings of officers and directors, including those who beneficially own more than 5% of the Common Stock or Class A Common Stock, are shown in the table on page 4.

                                                        Percent        Class A        Percent        Percent of
                                           Common         of           Common           of             Total
Name & Address                              Stock        Class        Stock (1)        Class         Votes (2)
------------------------------------    ----------     ----------    -----------     ---------      -----------
PMA Foundation                           4,561,225        36.1%         5,473,450       38.4%          34.2%
  1735 Market Street, Suite 2800
  Philadelphia, PA 19103-7590

Royce & Associates, Inc. (3)                 --           --            703,221         7.3%           0.5%
  1414 Avenue of the Americas
  New York, NY  10019
----------

(1) This column reflects the shares of Class A Common Stock issuable upon conversion of the shares of Common Stock, each of which is convertible into one share of Class A Common Stock.
(2) This column sets forth the percentage of votes entitled to be cast by such persons on matters submitted to shareholders for a vote on the basis of ten votes per share of Common Stock and one vote per share of Class A Common Stock. The calculation does not reflect any conversions of current holdings of Common Stock into Class A Common Stock.
(3)    This information is from a Schedule 13F filed by Royce & Associates, Inc.

Beneficial Ownership by Directors and Executive Officers

     The following shows, as of February 21, 2000, (i) the shares and percentage of the Company's Common Stock and Class A Common Stock beneficially owned by (a) each director and each nominee for director, (b) each executive officer named in the Summary Compensation Table and (c) all executive officers and directors of the Company as a group, and (ii) the respective percentage of the total number of votes that the persons and group will be entitled to cast on matters submitted to the shareholders of the Company:

                                                                            Class A
                                         Common Stock                      Common Stock
Name of Individual or Identity of        Beneficially       Percent        Beneficially      Percent       Percent of
Group (1)                                   Owned           of Class       Owned (5)         of Class      Total Votes(6)
------------------------------------    ---------------     ---------    ---------------     ---------    --------------
Frederick W. Anton III (2)(3)              130,603              1.1%        498,082 (4)(7)      5.0%            1.2%
Paul I. Detwiler, Jr. (2)                   73,650 (8)            *          86,584 (8)           *               *
Joseph H. Foster (2)                             -                *          17,025               *               *
Anne S. Genter (2)                             500                *           2,700 (9)           *               *
James F. Malone, III (2)(3)                845,800              6.8%      1,244,000            11.6%            6.6%
A. John May (2)(3)                         257,200(10)          2.1%        312,810(10)         3.1%            2.0%
Louis N. McCarter, III (2)                       -                *          10,000(11)           *               *
John W. Miller, Jr., M.D. (2)              109,950                *         591,500             5.9%            1.2%
Edward H. Owlett (2)(3)                    635,910(12)          5.1%        860,600(12)         8.2%            4.9%
Louis I. Pollock (2)                       308,125(13)          2.5%        367,350(13)         3.6%            2.3%
Roderic H. Ross (2)                          3,500                *           6,050               *               *
L.J. Rowell, Jr. (2)                             1                *           1,001               *               *
John W. Smithson (2)(3)                    193,900(14)          1.6%        665,161(14)         6.6%            1.8%
Stephen G. Tirney                          106,375                *         299,486(15)         3.0%              *
Vincent T. Donnelly                          1,125                *         136,092(16)         1.4%              *
Ronald S. Austin                                 -                *          45,545(17)           *               *
All executive officers and
directors as a group (18 persons)        2,669,139(18)         21.5%      5,270,719(18)        42.1%           21.8%
----------
*  Less than 1%.

(1) The mailing address of the directors and executive officers owning more than 5% of a class of the Company's equity securities is: c/o the Company's Secretary, PMA Capital Corporation, 1735 Market Street, Suite 2800, Philadelphia, PA 19103-7590.
(2) As of February 21, 2000, PMA Foundation owned 4,561,225 shares of Common Stock and 912,225 shares of Class A Common Stock, which entitles the Foundation to cast approximately 34.7% of the total number of votes that will be entitled to be cast on matters submitted to the shareholders of the Company. Other information regarding the Foundation's stockholdings are set forth in the table on page 3. The Board of Trustees of the Foundation has sole voting power and investment power with respect to the shares of Common Stock and Class A Common Stock of the Company held by the Foundation. These individuals are members of the Board of Trustees of the Foundation and disclaim beneficial ownership of the Foundation's shares, which are excluded from the above table.
(3) As of February 21, 2000, Pennsylvania Manufacturers' Association, Northeast Branch owned 70,500 shares of Common Stock and 14,100 shares of Class A Common Stock, representing less than 1% of each class of stock and the votes entitled to be cast. The Board of Trustees of Northeast Branch has sole voting power and investment power with respect to the shares held by the Northeast Branch. These individuals are members of the Board of Trustees of Northeast Branch and disclaim beneficial ownership of Northeast Branch's shares, which are excluded from the above table.
(4) Includes 10,000 shares of Class A Common Stock held by a private charitable foundation of which Mr. Anton is the sole trustee.
(5) This column reflects the shares of Class A Common Stock issuable upon conversion of the shares of Common Stock, each of which is currently convertible into one share of Class A Common Stock.
(6) This column sets forth the percentage of votes entitled to be cast by such persons on matters submitted to shareholders for a vote on the basis of ten votes per share of Common Stock and one vote per share of Class A Common Stock. The calculation does not reflect any conversions of shares of Common Stock into Class A Common Stock. The calculation of these percentages also does not include shares of Class A Common Stock issuable upon currently exercisable stock options held by such persons under the Company's equity incentive plans.
(7) Includes options to purchase 275,011 shares of Class A Common Stock that are currently exercisable or will become exercisable within the next 60 days under the Company's equity incentive plans.
(8) Includes 1,000 shares of Class A Common Stock owned jointly by Mr. Detwiler and his wife and 9,375 shares of Common Stock and 2,500 shares of Class A Common Stock owned by one of Mr. Detwiler's children who resides in his household.
(9) Includes 1,500 shares of Class A Common Stock held by Ms. Genter's husband.

                                       4

(10) Includes 11,250 shares of Common Stock and 2,650 shares of Class A Common Stock owned jointly by Mr. May and his wife; and 17,250 shares of Class A Common Stock held by a partnership of which Mr. May is a general partner.
(11)   These shares are owned jointly by Mr. McCarter and his wife.
(12) Includes: (i) 405,850 shares of Common Stock and 9,500 shares of Class A Common Stock held in certain Owlett family trusts, of which Mr. Owlett shares voting and dispositive power with Citizens & Northern Bank with respect to 47,500 of such shares of Common Stock and 9,500 of such shares of Class A Common Stock; and (ii) 20,660 shares of Common Stock and 7,840 shares of Class A Common Stock held by Mr. Owlett's wife. Mr. Owlett disclaims beneficial ownership of the shares held by his wife and 316,700 shares of Common Stock held by one of his family trusts. Also includes 93,100 shares of Class A Common Stock held in certain trusts for which Mr. Owlett serves as trustee. Mr. Owlett disclaims beneficial ownership of the shares held in these trusts.
(13) Includes 100 shares of Class A Common Stock owned jointly by Mr. Pollock and his wife; 143,750 shares of Common Stock and 27,500 shares of Class A Common Stock held in a trust for which Mr. Pollock serves as trustee; and 164,375 shares of Common Stock and 31,625 shares of Class A Common Stock held in a trust for which Mr. Pollock's wife serves as trustee.
(14) Includes 55,000 shares of Common Stock held by Mr. Smithson's wife; an aggregate of 2,200 shares of Common Stock and 2,080 shares of Class A Common Stock held by Mr. Smithson's children who reside in his household; and options to purchase 368,236 shares of Class A Common Stock that are currently exercisable or will become exercisable within the next 60 days under the Company's equity incentive plans.
(15) Includes 500 shares of Class A Common Stock held by Mr. Tirney's wife and an aggregate of 5,000 shares held by Mr. Tirney's children who reside in his household, and options to purchase 145,236 shares of Class A Common Stock that are currently exercisable or will become exercisable within the next 60 days under the Company's equity incentive plans.
(16) Includes options to purchase 117,736 shares of Class A Common Stock that are currently exercisable or will become exercisable within the next 60 days under the Company's equity incentive plans.
(17) Includes options to purchase 23,743 shares of Class A Common Stock that are currently exercisable or will become exercisable within the next 60 days under the Company's equity incentive plans.
(18) Includes options to purchase 1,008,513 shares of Class A Common Stock that are currently exercisable or will become exercisable within the next 60 days under the Company's equity incentive plans.

                          ITEM 1. ELECTION OF DIRECTORS

     The Company's Board of Directors consists of 13 members. Each director is elected for a three-year term and until the director's successor has been duly elected. The current three-year terms of the Company's directors expire in the years 2000, 2001 and 2002.

     Four directors whose terms expire at the Annual Meeting are to be elected for terms expiring at the 2003 Annual Meeting. All of the nominees are currently directors of the Company. If any nominee becomes unavailable for any reason, it is intended that the proxies will be voted for a substitute nominee selected by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees named will be unable to serve if elected. Any vacancy occurring on the Board of Directors for any reason may be filled by the Board of Directors for the unexpired term.

Vote Requirement

     Cumulative voting rights exist with respect to the election of directors, which means that you have the right, in person or by proxy, to multiply the number of votes to which you are entitled by the number of directors of the class to be elected, and to cast the whole number of such votes for one candidate or to distribute them among two or more candidates. The four nominees who receive the highest number of votes cast by the holders of Common Stock and Class A Common Stock entitled to vote, voting together without regard to class, will be elected as directors of the Company. Votes withheld and broker non-votes are not counted toward a nominee's total.

      The Board of Directors recommends that the shareholders vote FOR each of the nominees identified below.

     The names of the nominees for director and the directors who will continue in office after the Annual Meeting, together with certain information regarding them, are as follows:

                              Nominees for Election
                              ---------------------

      Nominees for Election with Terms Expiring at the 2003 Annual Meeting

Frederick W. Anton III, age 66                               Director since 1972

     Mr. Anton has served as Chairman of the Board of the Company since 1995. He has served as Chairman of the Board and Chief Executive Officer from 1995 to May 1997 and as President and Chief Executive Officer from 1981 to 1995. He started with the Company in 1962.

Joseph H. Foster, age 71                                     Director since 1982

     Mr. Foster has been a partner of White & Williams, a law firm, since 1958.

James F. Malone III, age 56                                  Director since 1974

     Mr. Malone has been a partner of Malone, Larchuk & Middleman, P.C., a law firm, since 1997 and from 1980 to 1997 was a partner of Dickie, McCamey & Chilcote, P.C., a law firm.

L. J. Rowell, Jr., age 67                                    Director since 1992

      Mr. Rowell was Chairman, President and Chief Executive Officer of Provident Mutual Life Insurance Company from 1992 until his retirement in July 1996.


                         Directors Continuing In Office
                         ------------------------------

  Directors Continuing in Office with Terms Expiring at the 2001 Annual Meeting

Louis N. McCarter III, age 71                                Director since 1975

      Mr. McCarter has been President and Chief Executive Officer of The McCarter Corp., a manufacturer of specialized mixing machinery, since 1954.

John W. Miller, Jr., M.D., age 65                            Director since 1988

      Dr. Miller is a physician and served as President of Ear, Nose and Throat Associates of Lancaster from 1970 until his retirement in October 1998.

Edward H. Owlett, age 73                                     Director since 1964

      Mr. Owlett has been President of Owlett, Lewis & Ginn, P.C., a law firm, since 1981.

Louis I. Pollock, age 70                                     Director since 1984

     Mr. Pollock has served as Chief Executive Officer & Chairman of Morris Coupling Company, a manufacturer of pipe and tube couplings and provider of pipe bending and fabrication, since 1957.

  Directors Continuing in Office with Terms Expiring at the 2002 Annual Meeting

Paul I. Detwiler, Jr., age 66                                Director since 1984

      Mr. Detwiler is Chairman of the Board of New Enterprise Stone & Lime Co., a quarrying and construction company, since 1990. He is also a director of Keystone Financial, Inc.

Anne S. Genter, age 65                                       Director since 1991

      Ms. Genter is owner and President of Anne S. Genter Interior Design, an interior design company, since 1975.

A. John May, age 71                                          Director since 1977

     Mr. May has been an attorney with Duane, Morris & Heckscher LLP, a law firm, for more than 30 years. He was Chairman of the Board of the Company from 1982 to 1995.

Roderic H. Ross, age 69                                      Director since 1981

      Mr. Ross has served as Chairman of the Board and Chief Executive Officer of Keystone State Life Insurance Company, since 1985. He is also a director of Hunt Corporation and PNC Bank Corp.

John W. Smithson, age 54                                     Director since 1987

     Mr. Smithson has served as President and Chief Executive Officer of the Company, since May 1997. He served as President and Chief Operating Officer of the Company from 1995 to May 1997, as Chairman and Chief Executive Officer of PMA Reinsurance Corporation, since 1984, as Chairman and Chief Executive Officer of The PMA Insurance Group, since April 1995 and as Chairman and Chief Executive Officer of Caliber One Management Company, since April 1997. He started with the Company in 1972.


                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors met four times in 1999. The Board of Directors has Executive and Finance Committees, an Audit Committee, a Nominating Committee, a Compensation Committee and a Stock Option Committee. During 1999, no director attended fewer than 75% of the total number of meetings of the Board of Directors and all committees on which the director served.

     The Executive and Finance Committees met seven times in 1999. Messrs. Anton, Malone, May, McCarter, Miller, Owlett and Smithson are the members of the Executive and Finance Committees. The Executive and Finance Committees have the authority to take all action that may be taken by the full Board of Directors, consistent with Pennsylvania law, between Board of Directors' meetings.

     The Audit Committee of the Company consists of Messrs. Owlett, Pollock and Rowell. The Audit Committee, which met four times in 1999, reviews with management and the Company's independent accountants the Company's financial statements and earnings releases. The audit committee also reviews audit reports, audit plans, auditor fees and management recommendations made by the Company's outside auditors.

     The Nominating Committee of the Company consists of Messrs. May, McCarter, Miller and Owlett. The Nominating Committee, which met one time in 1999, is responsible for nomination of candidates to stand for election to the Board of Directors at the Annual Meeting and the nomination of candidates to fill vacancies on the Board of Directors between meetings of shareholders. The Nominating Committee will consider nominations for directors from shareholders to the extent the nominations are made in accordance with the Company's Bylaws. Under the Company's Bylaws, every director is required to be a shareholder of the Company, and no person may be considered as a candidate, and no votes may be counted for any person, unless written notice of such person's nomination or candidacy has been filed with the Secretary of the Company not less than 60 days prior to the date of the election. However, current directors whose terms will expire at the upcoming election and nominees selected by the Board of Directors or the Nominating Committee may be candidates and voted for without such notice.

     The Compensation Committee of the Company consists of Messrs. Miller, Owlett and Rowell. The Compensation Committee met three times in 1999. The Committee reviews and recommends compensation plans and approves certain compensation changes. The Committee reviews and approves the cash compensation of the Company's executive officers, including the Chief Executive Officer.

     The Stock Option Committee of the Company consists of Messrs. Miller and Rowell. The Stock Option Committee met three times in 1999 to grant options under, and determine participants in, the Company's equity incentive plans.

                              DIRECTOR COMPENSATION

     In addition to expenses of attendance, which are paid to all directors, directors of the Company who are not also employees of the Company are paid an annual retainer of $15,000 for their services and a fee of $1,000 for each Board of Directors meeting and $1,000 for each committee meeting that they attend; provided, that if a director attends more than one committee meeting in any one day, the total fee for attendance at all committee meetings will not exceed $1,000.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following information is furnished for the chief executive officer ("CEO") of the Company and the four most highly compensated executive officers of the Company and its principal subsidiaries other than the CEO at the end of 1999.

                                                  Summary Compensation Table

                                                                                             Long-Term
                                                                                           Compensation
                                                                                           --------------

                                                     Annual Compensation                      Awards
                                         ---------------------------------------------     --------------

                                                                        Other Annual        Securities         All Other
   Name and Principal                                                   Compensation        Underlying       Compensation
        Position               Year      Salary ($)      Bonus ($)           ($)(1)         Options (#)           ($)
--------------------------    -------    -----------    ------------    --------------     --------------    ---------------
John W. Smithson               1999         700,000        550,000         13,067               55,000           59,916(2)
President and Chief            1998         700,000        550,000          4,991              140,000          106,365
Executive Officer              1997         692,115        382,000          8,848               40,000           85,192

Frederick W. Anton III         1999         700,000             --        102,380                   --          342,657(3)
Chairman of the Board          1998         700,000             --          6,543                   --          162,550
                               1997         700,000             --         18,084                   --          177,073

Stephen G. Tirney              1999         390,000        310,000          3,325               20,000          25,701(4)
President and Chief            1998         388,077        310,000          3,706              100,000          67,569
Operating Officer of           1997         362,428        150,000          3,413               19,500          63,604
PMA Reinsurance
Corporation

Vincent T. Donnelly            1999         350,000        200,000             --               20,000          61,449(5)
President and Chief            1998         350,000        200,000             --              100,000          90,589
Operating Officer of           1997         329,511        125,000          1,719               19,500          58,748
The PMA Insurance
Group

Ronald S. Austin               1999         339,625        180,000          2,601               20,000          39,639(6)
President and Chief            1998         336,812        180,000         77,595              100,000          40,076
Operating Officer of           1997         219,358        200,000          6,228               19,500          12,421
Caliber One Management
Company
----------

(1) Amounts represent tax payment reimbursements for certain benefits. In addition, Mr Anton's 1999 amount includes perquisits of which $53,961 related to financial planning, tax preparation and related services, and Mr. Austin's 1998 amount includes the payment of $48,356 in certain relocation expenses.
(2) Amounts represent Company contributions to its non-qualified 401(k) excess plan of $27,000, Company matching contributions to its 401(k) plan of $8,000 and $24,916 of life insurance premiums paid by the Company.
(3) Amounts represent Company contributions to its non-qualified 401(k) excess plan of $27,000, Company matching contributions to its 401(k) plan of $8,000, $218,181 of life insurance premiums paid by the Company and $89,476 in earnings on investments under the Company's Deferred Compensation Plan other than those offered under the Company's 401(k) plan.
(4) Amounts represent Company contributions to its non-qualified 401(k) excess plan of $11,500, Company matching contributions to its 401(k) plan of $8,000, $5,795 of life insurance premiums paid by the Company and $406 in earnings on investments under the Company's Deferred Compensation Plan other than those offered under the Company's 401(k) plan.



                                       9


(5) Amounts represent Company contributions to its non-qualified 401(k) excess plan of $9,500, Company matching contributions to its 401(k) plan of $8,000, $6,244 of life insurance premiums paid by the Company and $37,705 in earnings on investments under the Company's Deferred Compensation Plan other than those offered under the Company's 401(k) plan.
(6) Amounts represent Company contributions to its non-qualified 401(k) excess plan of $8,981, Company matching contributions to its 401(k) plan of $8,000, $11,178 of life insurance premiums paid by the Company and $11,480 in earnings on investments under the Company's Deferred Compensation Plan other than those offered under the Company's 401(k) plan.

                        Option Grants in Last Fiscal Year

     The following table sets forth certain information with respect to options to purchase shares of Class A Common Stock granted to the persons named in the Summary Compensation Table during the fiscal year ended December 31, 1999.

                                                         Individual Grants
                                 --------------------------------------------------------------
                                  Number of
                                  Securities       % of Total
                                  Underlying        Options
                                   Options         Granted to       Exercise                       Grant Date
                                   Granted        Employees in      Price          Expiration     Present Value
Name                                 (#)           Fiscal Year      ($/Share)         Date          ($) (3)
------------------------        -------------     ------------      ---------     ------------   --------------
John W. Smithson                   55,000 (1)         12.9%           $19.50         2/3/09         $520,575
Frederick W. Anton III                     --            --               --             --               --
Stephen G. Tirney                  20,000 (2)          4.7%           $19.50         2/3/09         $189,300
Vincent T. Donnelly                20,000 (2)          4.7%           $19.50         2/3/09         $189,300
Ronald S. Austin                   20,000 (2)          4.7%           $19.50         2/3/09         $189,300
----------

(1) These options become exercisable for 18,150 shares on 2/3/01, 18,150 shares on 2/3/02 and 18,700 shares on 2/3/03.
(2) These options become exercisable for 6,600 shares on 2/3/01, 6,600 shares on 2/3/02 and 6,800 shares on 2/3/03.
(3) Based on a binomial option pricing model adapted for use in valuing executive stock options. Calculations of grant date present values for all options assumes an option life of 10 years, a dividend yield of 2.0%, a price volatility of Class A Common Stock of 17% and a risk-free interest rate of 4.8%. The approach used in developing the foregoing assumptions is consistent with the requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." The actual value, if any, an executive may realize will depend on the excess of the stock price on the date the option is exercised over the exercise price, so there is no assurance the value realized by an executive will be at or near the value estimated by the binomial option pricing model. The Company believes that no model accurately predicts the future price of the Class A Common Stock or places an accurate present value on stock options.

               Aggregated Option Exercises in the Last Fiscal Year
                        and Fiscal Year-End Option Values

     The following table sets forth information with respect to options to purchase shares of Class A Common Stock exercised by the persons named in the Summary Compensation Table during the fiscal year ended December 31, 1999 and options held by those persons at December 31, 1999.

                                                              Number of Securities                Value of Unexercised
                              Shares                         Underlying Unexercised             In-the-Money Options at
                             Acquired                      Options at Fiscal Year-End             Fiscal Year-End (2)
                                on          Value         ------------------------------     -------------------------------
                             Exercise      Realized       Exercisable     Unexercisable      Exercisable     Unexercisable
Name                            (#)         ($) (1)           (#)              (#)               ($)              ($)
-------------------------    ----------    ----------     ------------    --------------     ------------    ---------------
John W. Smithson                    --            --          362,436           172,564        2,083,004          358,622
Frederick W. Anton III              --            --          280,366             5,800        1,649,214           16,675
Stephen G. Tirney               14,000       127,750          130,779           126,221          806,490          312,885
Vincent T. Donnelly              5,000        43,125          103,279           126,221          540,377          312,885
Ronald S. Austin                    --            --           22,743           116,757           65,386          285,676
----------

(1) Represents the difference between the aggregate exercise price and the aggregate market value as of the date of exercise.
(2) Represents the difference between the aggregate exercise price and the aggregate market value as of December 31, 1999.

                                  Pension Plans

     Under the PMA Capital Corporation Pension Plan ("PMA Pension Plan"), the PMA Capital Corporation Supplemental Executive Retirement Plan ("PMA SERP") and the PMA Capital Corporation Executive Management Pension Plan ("PMA EMPP"), participants are entitled to benefits pursuant to the formula set forth under such plans. The benefits payable under the PMA Pension Plan are limited by Sections 415 and 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code"). The benefit payable under the PMA SERP is the difference between the amount that would be payable under the PMA Pension Plan without regard to the Code limits and the amount actually payable under the PMA Pension Plan. The PMA EMPP provides additional years of service credit to certain executives hired in mid-career. The benefit payable under the PMA EMPP for the additional years of service is based on the formula in the PMA Pension Plan but without regard to the limitations under Section 415 and 401(a)(17) of the Code. The benefit under the PMA Pension Plan is based upon the accrued pension benefit for the participant on December 31, 1992, plus annual accruals beginning January 1, 1993 equal to the sum of (i) 1.5% of the participant's compensation for each year of benefit service after December 31, 1992, up to a maximum of 25 years, plus (ii) 0.3% of the participant's compensation in excess of covered compensation for each year of benefit service after December 31, 1992, up to a maximum of 25 years. For purposes of the above formula, compensation consists of a participant's base rate of pay, short-term disability pay and employer contributions made pursuant to a salary reduction agreement, which are not includible in the participant's gross income under Code Sections 125 and 402(e)(3). Covered compensation consists of the average (without indexing) of the participant's taxable wage bases in effect for each calendar year during the 35-year period ending on the last day of the calendar year in which the participant attains Social Security retirement age. In no event, however, will a participant's benefit under the PMA Pension Plan be less than such participant's accrued benefit under the PMA Pension Plan on December 31, 1992. The PMA Pension Plan is a qualified plan and benefits are payable from its trust. Both the PMA SERP and the PMA EMPP are non-qualified, unfunded, deferred compensation plans and, as such, the benefits under each constitute unsecured contractual obligations of the Company.

     The executive officers named in the Summary Compensation Table had the following years of service as of December 31, 1999: (i) Mr. Smithson, 28 years;
(ii) Mr. Anton, 37 years; (iii) Mr. Tirney, 24 years; (iv) Mr. Donnelly, 8 years; and (v) Mr. Austin, 3 years. Based upon the above formula and years of service, the estimated annual benefit payable under the PMA Pension Plan, the PMA SERP and the PMA EMPP upon normal retirement at age 65 for each executive officer named in the Summary Compensation Table would be as follows: (i) Mr. Smithson, $288,200; (ii) Mr. Anton, $270,400; (iii) Mr. Tirney, $114,200; (iv)
Mr. Donnelly, $62,000; and (v) Mr. Austin, $30,600. The amounts for Mr. Anton do not include other retirement payments that would be provided pursuant to his employment agreement described below.

                              Employment Agreements

     Frederick W. Anton III and John W. Smithson have employment agreements with the Company. Mr. Anton's employment agreement with the Company was amended and restated in 1999. The primary purpose of the amendment and restatement was to eliminate the contractual death benefit in the employment agreement and replace it with new split-dollar life insurance arrangements. The former contractual death benefit would have paid Mr. Anton's survivors an annual payment of 60% of his salary on the date of his death for a period of ten years. The split-dollar insurance arrangements provide an actuarial equivalent benefit without additional expense to the Company. Under the amended and restated agreement, the Company is required to maintain split-dollar life insurance policies providing death benefits of approximately $5.4 million on the life of Mr. Anton. The term of the employment agreement commenced on May 1, 1999 and currently ends April 30, 2004, and is subject to automatic extension for an additional period of one year for each year Mr. Anton is elected as Chairman of the Board of the Company at each organizational meeting of the Board of Directors of the Company. The employment agreement provides for a salary of not less than $700,000 per year, which may be increased, but not decreased by the Company, at any time or from time to time. Mr. Anton has agreed during the term of the employment agreement not to engage or have a material financial interest in any business that competes with the business of the Company as then conducted. In the event of Mr. Anton's death during the term of the agreement, the Company is released from all obligations to pay Mr. Anton, his heirs or personal representatives any salary other than any portions of his annual salary, which has been accrued and unpaid on his date of death. If Mr. Anton retires at any time, Mr. Anton would be entitled to receive monthly payments equal to 5% of his annual salary on the date of his retirement and continuing throughout his lifetime. The Company is obligated to establish an irrevocable trust prior to Mr. Anton's retirement and make contributions to the trust sufficient to pay his retirement benefits as they become due.

     Mr. Smithson's employment agreement with the Company is for a term that commenced April 1, 1995 and currently expires March 31, 2002, and is subject to automatic extension for an additional period of one year for each year Mr. Smithson is re-elected President of the Company at each annual organizational meeting of the Board of Directors of the Company. The employment agreement provides for a salary of not less than $670,000 per year, which may be increased, but not decreased, at the discretion of the Company at any time or from time to time. Mr. Smithson may also receive bonus compensation as he may be awarded from time to time. Mr. Smithson has agreed during the term of the employment agreement not to engage in or have a material financial interest in any business that competes with the Company as then conducted. In the event of Mr. Smithson's death during the term of the agreement, Mr. Smithson's survivors are entitled to 180 consecutive monthly payments of an amount equal to 25% of Mr. Smithson's monthly salary as of the date of his death, reduced by the amount of any similar payments for disability paid to Mr. Smithson during his lifetime in the event Mr. Smithson becomes disabled during the employment term. Under the agreement, the Company is required to maintain a split-dollar life insurance policy in the face amount of $1,000,000 on the life of Mr. Smithson.

           Compensation Committee Interlocks and Insider Participation

     The following directors constitute the current members of the Compensation Committee of the Board of Directors: John W. Miller, Jr., Edward H. Owlett and
L. J. Rowell, Jr. Mr. Owlett is a member of a law firm that furnished legal representation to the Company and its subsidiaries during 1999. In the opinion of the Company's management, the amounts paid to his firm represented reasonable charges for the services rendered and were as fair as the charges would have been had such services been furnished by law firms unaffiliated with him.

     The following Report of the Compensation Committee and the Performance Graph on page 17 have been prepared solely for purposes of this Proxy Statement. Neither the report nor the graph shall be incorporated, in whole or in part, in any other Company filing under the Securities Act of 1933 and the Securities Exchange Act of 1934.


          REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES ON THE
               COMPENSATION OF EXECUTIVE OFFICERS OF THE COMPANY
                      FOR THE YEAR ENDED DECEMBER 31, 1999


     The Compensation and Stock Option Committees of the Board of Directors make decisions regarding the aggregate compensation of the Company's executive officers in the form of base salaries, cash bonuses and stock option awards. The members of the Compensation Committee for the year ended December 31, 1999 were John W. Miller, Jr., Edward H. Owlett and L. J. Rowell, Jr., none of whom are officers or employees of the Company or its subsidiaries. Messrs. Miller and Rowell also are the members of the Stock Option Committee.

     In 1999, the Chairman of the Board received a salary in accordance with his employment agreement with the Company described above under "Compensation of Executive Officers -- Employment Agreements." In this report, we have discussed the Company's compensation policies and compensation paid to the Company's other executive officers.

     The Committees have implemented compensation policies that are intended to support the Company's overall objective of enhancing value for our shareholders. In addition, the Company's compensation policies are designed to align executive compensation with the Company's long-term business objectives and performance and to enable the Company to attract, retain and motivate executive officers whose leadership and contributions are critical to the Company's long-term success. In furtherance of these objectives, the Company's compensation program for executive officers includes the following elements:

     o Pay base salaries to executive officers that are competitive with base salaries paid by similarly sized United States insurance and reinsurance companies ("Peer Companies") for comparable executive positions.

     o Reward the Company's executive officers through incentive cash bonuses based on pre-established, objective performance criteria related to the financial results of the Company and the business segment under each executive officer's direct management, and also taking into account the executive officer's individual leadership, strategic management and contribution to the Company's success.

     o Provide additional long-term incentive to executive officers and align their interests with the shareholders' interests through the granting of stock-based compensation.

     o Compensate the Company's executive officers on an equitable basis taking into consideration each individual's degree of responsibility and contribution to the achievement of the Company's overall objectives.

     In 1999, the Company had three components for the compensation paid to its executive officers: base salary, an annual incentive cash bonus and stock options. The Committees considered and determined each element separately and collectively to ensure that the executive officers were appropriately compensated consistent with our basic compensation principles. In making these decisions, the Committees reviewed survey data of the compensation paid by other insurers and by reinsurers generally and the Peer Companies for comparable executive positions. The Committees target each executive's aggregate compensation to the mean of the aggregate compensation paid by the Peer Companies for comparable executive positions.

     We have discussed in the following section the three elements of compensation for each of the executive officers in fiscal 1999, other than the President and Chief Executive Officer, who is discussed subsequently in the body of this report.

Base Salary

     In 1999, the President and Chief Executive Officer of the Company recommended to the Compensation Committee a base salary for the executive officers, other than himself. In determining base salary, the Compensation Committee considered the Chief Executive Officer's recommendation, each executive officer's value to the Company, his experience in the industry and performance with the Company. The Compensation Committee also considered the base salary levels in effect for comparable executive positions with the Peer Companies. Based upon its review of these factors, the Compensation Committee decided to keep each executive officer's base salary level with 1998.

Cash Bonus

     For the year ended December 31, 1999, the Compensation Committee had set various pre-established, objective performance-based goals for the payment of incentive cash bonuses to each of the executive officers. After the end of the 1999 fiscal year, the Compensation Committee evaluated each executive officer's performance and also reviewed the total cash compensation paid by the Peer Companies for comparable executive positions. The Compensation Committee determined that each of the executive officers had met his overall performance goals, and that incentive cash compensation equal to the targeted cash bonuses should be paid to the executive officers in recognition of their achievements during fiscal year 1999. The total cash compensation for the Company's executives for fiscal year 1999 did not exceed the mean cash compensation paid by the Peer Companies for comparable executive positions.

Stock Options

     The Stock Option Committee administers the Company's previously approved stock option plans. The Committee believes that the executive officers should have the opportunity to own Class A Common Stock of the Company to align their interests with the Company's shareholders. Stock options provide this opportunity and also add an additional long-term incentive to executive officers and other key employees to further the Company's growth, development and financial success. The Stock Option Committee has a policy of considering annual grants under the stock option plans to executive officers.

     In 1999, the Stock Option Committee granted options under the stock option plans to key employees of the Company to purchase 427,000 shares of Class A Common Stock, of which 90,000 options were granted to executive officers. In making these grants, the Stock Option Committee considered the number of options remaining available for grants under the stock option plans, the aggregate amount of options previously granted and the amount of options previously granted to each of the executive officers. All of the options granted in 1999 to the executive officers were at an exercise price that was greater than the fair market value of the Class A Common Stock on the date of grant. Options granted in 1999 vest over a four-year period.

Compensation of the President and Chief Executive Officer

     Mr. Smithson has an employment contract with the Company which currently expires March 31, 2002, and is subject to automatic one-year extensions if Mr. Smithson is re-elected President of the Company at each annual organizational meeting of the Board of Directors. The contract requires the Company to pay Mr. Smithson a salary of not less than $670,000 per year. In evaluating Mr. Smithson's base salary for fiscal year 1999, the Committee considered a variety of factors, including the Company's performance since Mr. Smithson became

President and Chief Executive Officer, his long-term contributions to the Company, his strategic leadership, his stature in the insurance industry and his ongoing value to the Company and its shareholders. The Committee also reviewed the base salary that the Peer Companies pay to their chief executive officers, and the percentage relationship between base salary, and short-and long-term incentive compensation. Based upon all of these factors, the Committee concluded to continue Mr. Smithson's base salary at $700,000 per year for fiscal year 1999.

     For the year ended December 31, 1999, Mr. Smithson received an incentive cash bonus of $550,000 in recognition of his achieving certain of the pre-established objective performance goals that the Compensation Committee had set for him, including targeted increases in gross written premiums and pre-tax operating income. The Compensation Committee also considered Mr. Smithson's leadership of the Company, the continuing development of the Company's reinsurance business, the continuing improvement in the PMA Insurance Group's performance, the growth of Caliber One Indemnity Company and Mr. Smithson's strategic vision and commitment to the Company. The aggregate compensation paid to Mr. Smithson for fiscal year 1999 did not exceed the mean amount paid to chief executive officers by the Peer Companies.

     The Stock Option Committee also approved the award to Mr. Smithson of options to purchase 55,000 shares of Class A Common Stock pursuant to the Company's stock option plans at an exercise price that was greater than the fair market value of the Class A Common Stock on the date of grant. The vesting schedule and other terms of all options granted to Mr. Smithson were the same as described above for the other executive officers. These option awards were intended to strengthen the relationship between Mr. Smithson's future compensation opportunity and the creation of additional shareholder value.

Compliance with Internal Revenue Code Section 162(m)

     The Company believes that all of the compensation paid by the Company to its Chief Executive Officer and other executive officers qualified for a tax deduction by the Company for fiscal year 1999. Beginning in fiscal year 2000, the Company will become subject to the provisions of Section 162(m) of the Internal Revenue Code which generally disallows a tax deduction to public companies for compensation of over $1 million paid to a company's chief executive officer and the four most highly compensated executive officers other than the chief executive officer. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Company's Annual Incentive Plan, which you are being asked to approve at the Annual Meeting, will permit the Company to comply with all of the
Section 162(m) requirements. Please see "Item 5" below for a summary of the Company's Annual Incentive Plan.

       The Compensation Committee         The Stock Option Committee

       John W. Miller, Jr.                John W. Miller, Jr.
       Edward H. Owlett                   L. J. Rowell, Jr.
       L. J. Rowell, Jr.

                   COMPARISON OF TOTAL RETURN ON THE COMPANY'S
                    CLASS A COMMON STOCK WITH CERTAIN INDICES

     The following graph provides an indicator of cumulative total shareholder return on the Company's Class A Common Stock for the period from February 5, 1998 to June 30, 1998, and each subsequent six-month period compared with the cumulative total return of the Standard & Poors' 500 Stock Index (the "S&P 500"), the Standard & Poors' Property/ Casualty Insurance Index (the "S&P P/C") and the Standard & Poors' SmallCap Property/Casualty Insurance Index ("S&P Small P/C") for the same periods. The graph assumes that with respect to the Company's Class A Common Stock, the S&P 500, the S&P P/C and the S&P Small P/C, $100 was invested on February 5, 1998, and all dividends were reinvested.

                             Cumulative Total Return

                               [GRAPHIC OMITTED]

                  02/05/1998     06/30/1998     12/31/1998     06/30/1999     12/31/1999
                  ----------     ----------     ----------     ----------     ----------
S&P 500           $   100        $   116.41     $   127.17     $   142.91     $   153.93
S&P P/C               100            106.99          94.83          92.38          70.54
S&P Small P/C         100            120.00         101.22          87.57          69.31
PMA Capital *         100            144.47         124.01         131.51         128.26

----------
* The Company's Class A Common Stock commenced trading on The Nasdaq Stock Market effective on February 5, 1998. Prior to that date, the Company's stock price was based upon over-the-counter bid quotations, which reflect interdealer prices, without retail mark-up, mark-down or commission, and may not have represented actual transactions.

                              CERTAIN TRANSACTIONS

     The Company's largest shareholder is the PMA Foundation, which is a not-for-profit corporation qualified under Section 501(c)(6) of the Internal Revenue Code and whose purposes include the promotion of the common business interests of its members and the economic prosperity of the Commonwealth of Pennsylvania. As of February 21, 2000, the Foundation owned 4,561,225 shares of Common Stock and 912,225 shares of Class A Common Stock, which entitles the Foundation to cast 34.7% of the total number of votes available to be cast in matters brought before the Company's shareholders. All of the members of the Company's Board of Directors currently serve as the members of the Foundation's Board of Trustees. Also, Frederick W. Anton III, Chairman of the Company, serves as President and Chief Executive Officer of the Foundation. The Company and certain of its subsidiaries provide certain administrative services to the

Foundation for which the Company and its affiliates receive reimbursement. Total reimbursements in 1999 amounted to $13,000. The Foundation also leases its Harrisburg, Pennsylvania headquarters facility from a subsidiary of the Company under a monthly operating lease presently requiring rent payments of $25,000 per month and reimburses a subsidiary of the Company for its use of office space in the Blue Bell, Pennsylvania facility. In 1999, the Foundation paid $304,000 in rent and related reimbursements to the Company's affiliates.

     James F. Malone III, A. John May, Edward H. Owlett and Joseph H. Foster, who are directors of the Company, are or have been members of law firms that furnished legal representation to the Company and its subsidiaries during 1999. In the opinion of the Company's management, the amounts paid to such firms represented reasonable charges for the services rendered and were as fair as the charges would have been had such services been furnished by law firms unaffiliated with any of the directors. No fees paid to the directors' law firms exceeded five percent of their law firms' gross revenues, except for approximately $1 million in legal fees paid to Mr. Malone's law firm.

     Prior to 2000, the Company had provided demand loans to executive officers of the Company and its subsidiaries, for the purpose of providing such executive officers with funds to purchase Common Stock or Class A Common Stock. The loans were collateralized by the Common Stock or the Class A Common Stock purchased by the executive officer. During 1999, Francis W. McDonnell, the Company's Senior Vice President, Chief Financial Officer and Treasurer, had $153,088 outstanding under a Company demand loan, which was also the largest amount outstanding during the year. Mr. McDonnell paid off this loan in February, 1999 with funds from the executive loan program described below.

     The Company has arranged an executive loan program with a financial institution. The institution provides personal demand loans to officers of the Company and its subsidiaries collateralized by Common Stock and Class A Common Stock beneficially owned by the officer and a treasury security of a Company subsidiary. The Company has agreed to purchase any loan made to an officer (including accrued interest and related expenses) from the financial institution in the event that the borrower defaults on the loan. In such a case, the Company has recourse against the officer and the financial institution will assign all of the officer's collateral securing the loan to the Company. Mr. McDonnell had $536,088 outstanding under the loan program at December 31, 1999, which was the largest amount outstanding during the year, at a floating interest rate equal to the financial institution's prime rate minus 1/2%.

     Subsidiaries of the Company, in the ordinary course of their business, have had and intend to continue to have insurance transactions with directors and officers of the Company and the various businesses with which directors and officers of the Company are associated. The insurance is written in accordance with rates and terms authorized for use in the applicable jurisdictions.

          ITEM 2. PROPOSAL TO APPROVE RECLASSIFICATION OF COMMON STOCK

     On February 2, 2000, the Board of Directors unanimously approved, subject to certain conditions described below, proposed amendments to Articles 5 and 6 of the Company's Amended and Restated Articles of Incorporation to:

     1. eliminate the current class of Common Stock from the Company's authorized capital and to provide for the conversion and reclassification of each share of the issued Common Stock, $5.00 par value per share, into one share of Class A Common Stock, $5.00 par value per share, and

     2. delete Article 6 of the Articles of Incorporation, which provides certain preemptive rights to the holders of Common Stock.

     These amendments to the Articles of Incorporation are referred to as the "Reclassification Amendment." The Board decided to present the Reclassification Amendment to shareholders as a single proposal because the elimination of the Common Stock, if approved by shareholders, would make Article 6 of the Articles of Incorporation no longer necessary, since it only defines rights with respect to the Common Stock. If the Reclassification Proposal is properly approved, the Board intends to delete certain provisions of the Company's Bylaws, which relate solely to the Common Stock, because they also would be no longer necessary. See "Effects of Reclassification Amendment and Comparison of Common Stock and Class A Common Stock" below.

     In addition to the Reclassification Amendment, the Board, subject to certain conditions described below, approved further amendments to the Articles of Incorporation to authorize the issuance of up to 2,000,000 shares of undesignated Preferred Stock, $.01 par value per share, and to eliminate cumulative voting rights. The amendments to authorize preferred stock and eliminate cumulative voting rights are referred to as the "Shareholder Protection Amendments" and constitute separate proposals to be voted upon by shareholders. See "Item 3 -- Proposal to Authorize Preferred Stock" and "Item 4 -- Proposal to Eliminate Cumulative Voting."

     The Board determined that the Reclassification Amendment and Shareholder Protection Amendments are advisable and in the Company's best interests and directed that the proposed amendments be considered for shareholder approval at the Annual Meeting. The Board has conditioned its approval and implementation of these amendments on shareholder approval at the Annual Meeting of both the Reclassification Amendment as stated in this Item 2 and both of the Shareholder Protection Amendments as stated in Items 3 and 4. In other words, the Reclassification Amendment and the Shareholder Protection Amendments can only become effective if shareholders approve all of the proposals contained in Items 2, 3 and 4. If shareholders do not approve each of the proposals in Items 2, 3, and 4, the Company's current Articles of Incorporation and Bylaws will remain in effect.

     The Board has further conditioned its approval of the Reclassification Amendment on receiving the affirmative class vote of two-thirds of the votes entitled to be cast by the holders of Common Stock. For a further discussion of the vote requirement to approve the Reclassification Amendment, see "Vote Requirement" below.

     The text of the Reclassification Amendment and Shareholder Protection Amendments to Article 5 of the Articles of Incorporation is set forth in a restatement of Article 5, which is attached as Annex A. You should carefully review the restated Article 5. You are also encouraged to review Articles 5 and 6 of the Company's present Articles of Incorporation, which sets forth the relative rights and privileges of the Common Stock and Class A Common Stock, the text of which is attached as Annex B. All statements contained in this Proxy Statement with respect to the Reclassification Amendment and Shareholder Protection Amendments and the rights and privileges of the existing classes of capital stock are qualified by reference to Annexes A and B.

Background

     The Articles of Incorporation currently authorize the Company to issue 40,000,000 shares of Common Stock, $5.00 par value per share, and 40,000,000 shares of Class A Common Stock, $5.00 par value per share. As of the record date of this Annual Meeting, March 6, 2000, there were issued and outstanding ________ shares of Common Stock and _______ shares of Class A Common Stock. In addition, there were ______ shares of Common Stock and _____ shares of Class A Common Stock in treasury, and ______ shares of Class A Common Stock reserved for issuance upon the exercise of options and conversions of the Common Stock. The Company's Class A Common Stock is traded on The Nasdaq Stock Market. Currently, there is no public trading market for the Common Stock.

     Prior to 1987, the Company had one class of common stock. The Common Stock was entitled to one vote per share on all matters submitted to shareholders, and shareholders were permitted to cumulate votes in the election of directors. The Company's Bylaws restricted ownership of the Common Stock to a limited group of qualified persons and entities, and restricted the transfer of shares of Common Stock to persons within that limited group. See "Effects of Reclassification Amendment and Comparison of Common Stock and Class A Common Stock." In addition, the Bylaws provided that no person, firm, association, corporation or other entity, except PMA Foundation, could at any time hold more than 7% of the outstanding shares of Common Stock of the Company.

     In 1987, the Company's Articles of Incorporation were amended and restated to authorize a dual class of common stock consisting of the previously existing class of Common Stock and a new class designated as Class A Common Stock. The Articles of Incorporation further provided that shares of Common Stock were convertible into shares of Class A Common Stock on a one-for-one basis. At the time of the creation of the Class A Common Stock, the Company's Bylaws were also amended and restated to retain all of the restrictions on ownership and transferability of the Common Stock. On the other hand, the Bylaws did not create any restriction on the ownership and transferability of the Class A Common Stock.

     Shares of Class A Common Stock were initially distributed in 1987 to the holders of Common Stock as a stock dividend at the rate of two-tenths of a share of Class A Common Stock for each share of Common Stock held. In 1997, the Company registered the Class A Common Stock pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and listed the Class A Common Stock on The Nasdaq Stock Market. The Company has neither registered the Common Stock under the 1934 Act nor listed it on Nasdaq or any other exchange, and ownership and transferability of the Common Stock remain restricted by the Company's Bylaws as further described below.

Reasons for the Reclassification

     The Board of Directors has determined that it is in the Company's best interests to reclassify and convert its Common Stock into one class consisting of the Class A Common Stock for the following reasons:

     o Approval of the Reclassification Amendment will simplify the Company's capital structure.

     o The conversion of the Common Stock into Class A Common Stock would also increase the number of outstanding shares of Class A Common Stock from ______ shares to ________ shares, based on the number of shares outstanding on March 6, 2000. This may create a more liquid trading market for the Class A Common Stock. The Company cannot predict, however, what affect, if any, the Reclassification Amendment may have on the liquidity or market prices of the Class A Common Stock.

     o If a more liquid trading market develops for the Class A Common Stock, the Company may have better access to capital markets if it were to decide in the future to raise additional capital through an offering of Class A Common Stock or some other form of equity or debt security. The Company has no present plan or intention to raise additional capital through any such offering, and no assurance can be given that the Company will be able to access the capital markets in the future in the amounts and under terms and conditions that it would find acceptable.

     In considering and approving the Reclassification Amendment, the Board determined that the one-to-one conversion ratio was appropriate particularly in light of the current conversion rights of the Common Stock.

Effects of Reclassification Amendment and Comparison of Common Stock and Class A Common Stock

     The comparison of the Common Stock and Class A Common Stock provided below is qualified by the express terms of the Common Stock and the Class A Common Stock, which are set forth in Articles 5 and 6 of the Company's Articles of Incorporation attached to this Proxy Statement as Annex B.

     Restrictions on Ownership of Common Stock

     Currently: Under Section 2.1 of Article 2 of the Company's Bylaws, no person, firm, association, corporation or other entity is qualified to own any shares of Common Stock except:

     o    PMA Foundation;

     o    a member of PMA Foundation;

     o a former member of PMA Foundation who resigned in good standing but only in respect to Common Stock owned by such former member on the date of resignation;

     o the Company or Pennsylvania Manufacturers Association Insurance Company ("PMAIC");

     o an officer, proprietor or partner of a member of PMA Foundation, or a retired officer, proprietor or partner of a member or former member, but only in respect to Common Stock owned on the date of retirement;

     o    a director or officer of the Company, PMAIC or PMA Foundation;

     o a retired director or officer of the Company, PMAIC or PMA Foundation, but only in respect to the Common Stock owned on the date of retirement;

     o a surviving spouse of a deceased person who, at the time of his or her death, was qualified to own Common Stock, other than by reason of this subparagraph;

     o a person, firm, association, corporation or other entity who was a shareholder of record of PMAIC on April 1, 1982;

     o any child or grandchild of a shareholder of PMAIC of record on April 1, 1982;

     o a trustee under a written trust solely for the benefit of a person qualified under the Company's Bylaws to own Common Stock or a spouse, child or grandchild of such qualified person; and

     o such other classes of persons as are from time to time approved by the Board of Directors of the Company. Pursuant to the Bylaws, the Board of Directors has authorized the following classes of persons to own shares of Common Stock: (i) employees of the Company or any of its affiliates who are not officers of these entities, but whose duties require the exercise of executive and administrative responsibilities; and (ii) a spouse of a person who owned Common Stock of record on December 8, 1990.

     Section 2.4 of the Company's Bylaws also provides that no person, firm, association, corporation or other entity, except PMA Foundation, may at any time hold more than 7% of the outstanding shares of Common Stock.

     Section 2.6 of the Company's Bylaws provides that if any shareholder ceases to be qualified to own Common Stock under the Company's Bylaw provisions, or if the executor or administrator of any shareholder, or the grantee or assignee of any Common Stock sold on execution, or for debt, or as the result of bankruptcy or insolvency proceedings, or if any person, firm, association, corporation or other entity who is not qualified to own Common Stock under the Company's Bylaws becomes the holder of Common Stock, then in any such case, unless a transfer of such Common Stock is made to a qualified person within six months, such holder will be required to offer to sell such Common Stock to PMA Foundation at a price agreed upon by the holder and PMA Foundation, or by a committee of arbitrators if the holder and PMA Foundation are unable to agree upon a price. If PMA Foundation does not exercise its purchase rights, the Company has the right to purchase such shares.

     In addition, Sections 2.7 and 2.8 of the Bylaws provide for Common Stock receipts and restrictive legends to be placed on certificates representing shares of Common Stock. Finally, Section 22.1 of the Bylaws provides that
Article 2 of the Bylaws may not be altered, amended or repealed unless the holders of two-thirds of the outstanding shares of Common Stock, voting as a class, approve such action.

     The foregoing restrictions and other provisions relating to the Common Stock do not apply to shares of Class A Common Stock.

     After the Reclassification: The Company's Bylaws will not impose any transfer restrictions on the Company's Class A Common Stock, and the Class A Common Stock will continue to trade on The Nasdaq Stock Market under the ticker symbol--PMACA. Since the Reclassification Amendment will result in the elimination of the Common Stock, Sections 2.1, 2.4, 2.6, 2.7, 2.8, and 22.1 of the Bylaws will no longer be operative and will be removed from the Bylaws. Therefore, voting for the approval of the Reclassification Amendment will have the effect of voting for the repeal of these sections of the Bylaws.

     Shares of Class A Common Stock received upon the reclassification of the Common Stock will be considered "restricted securities" as that term is defined under Rule 144 under the Securities Act of 1933, as amended. In general, Rule 144 provides that an affiliate (a person controlling, controlled by, or under common control with, the Company) of the Company or a person who has beneficially owned restricted securities for at least one year but less than two years is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the then outstanding shares of the class being sold and the average weekly trading volume of that class during the four calendar weeks preceding the sale. For example, if the Reclassification Amendment had become effective on the record date of this Annual Meeting, a person described above would have been able to sell under Rule 144 _____ shares (1% of the shares outstanding) of Class A Common Stock during a three-month period. Sales under Rule 144 are also subject to certain manner-of-sale provisions, notice requirements and availability of current public information about the Company.

     A person who is not an affiliate of the Company and has not been one at any time during the three months preceding a sale and who has beneficially owned restricted securities for at least two years will generally be able to sell the restricted securities without regard to the Rule 144 limitations described above. The Company believes that a person who receives Class A Common Stock as a result of the reclassification of Common Stock will generally be able to include the period he or she held the Common Stock, as well as the period he or she holds the Class A Common Stock, in determining whether he or she has met the one-year or two-year holding period requirements under Rule 144.

     Voting Rights

     Currently: The holders of Common Stock are entitled to cast ten votes per share of Common Stock owned. The holders of Class A Common Stock are entitled to cast one vote per share of Class A Common Stock owned. Except as otherwise required under Pennsylvania law, the Articles of Incorporation or the Bylaws, the holders of the Common Stock and Class A Common Stock vote together without regard to class. Under the Company's present Articles, holders of each class of stock are entitled to cumulative voting in the election of directors.

     After the Reclassification: All shareholders of the Company will hold Class A Common Stock entitled to cast one vote per share. Because each Common Stock holder will receive one Class A Share for each Common Share held at the effective time of the reclassification, the reclassification will generally dilute the voting power of the holders of Common Stock in their capacity as holders of Class A Common Stock to be received pursuant to the proposal. However, the reclassification will not affect the percentage equity interest of a shareholder. If the Reclassification Amendment and Shareholder Protection Amendments are approved, cumulative voting will be eliminated. See "Item 4--Proposal to Eliminate Cumulative Voting."

     The chart below shows the effect of the reclassification on the percentage of total voting power, which includes the Class A Common Stock holdings, of those shareholders known to the Company to have beneficially owned more than 5% of the Common Stock on March 6, 2000:

                                                             Voting Power after
Name of Beneficial Owner     Voting Power as of 3/6/00        Reclassification

PMA Foundation
Edward H. Owlett
James F. Malone III

For more information on the shareholdings of these beneficial owners, see "Beneficial Ownership of Common Stock and Class A Common Stock."

     Dividends and Distributions

     Currently: The holders of the Class A Common Stock are entitled to receive cash dividends at a rate that is at least 10% higher on a per share basis than the cash dividends paid on shares of Common Stock. Each share of Common Stock and Class A Common Stock has equal rights with respect to dividends and distributions paid in the form of stock or other property of the Company.

     After the Reclassification: The holders of Common Stock will own Class A Common Stock, and therefore, will experience an increase in their interest in the aggregate future cash dividends that may be paid on the Company's Class A Common Stock. Although the Company currently intends to maintain its annual dividend payment of $.36 per share after the reclassification, there is no guarantee that the Company will continue to pay dividends at that rate or at all.

     Convertibility

     Currently: A holder of a share of Common Stock may convert it at any time into one fully paid and nonassessable share of Class A Common Stock. Shares of Class A Common Stock are not convertible into shares of Common Stock.

     After the Reclassification: Each share of Common Stock will be reclassified and converted into one share of Class A Common Stock.

     Preemptive Rights of Common Stock

     Currently: The holders of Common Stock are entitled to preemptive rights to subscribe for and purchase any part of any new issuance for cash of Common Stock or securities convertible or exercisable for Common Stock, except for Common Stock or other convertible securities that are issued in connection with any stock purchase plan, stock option plan or similar benefit plan approved by holders of a majority of the Common Stock. The holders of Class A Common Stock are not entitled to preemptive rights.

     After the Reclassification: No shareholder will be entitled to preemptive rights.

     Other Rights

     Except as described above and as set forth in the Company's Articles of Incorporation, each share of Common Stock and each share of Class A Common Stock currently has identical powers, preferences and rights, including rights in liquidation.

Certain Other Effects of the Reclassification

     Number of Shares Outstanding; Effect on Market Price

     Upon the effectiveness of the reclassification, approximately _________ additional shares of Class A Common Stock will be issued and outstanding based on shares outstanding on March 6, 2000. The Company cannot predict what affect, if any, the reclassification will have on the market price of the Class A Common Stock.

     Tax Consequences

     The following discussion is intended only as a brief summary of the federal income tax consequences of the Reclassification Amendment, as based on the Internal Revenue Code of 1986, as amended, currently in effect (the "Code"). This summary is not meant to be exhaustive and does not describe state, local, foreign or other tax consequences. You should consult your own tax advisor with respect to the tax consequences of the proposed Reclassification Amendment, including tax reporting requirements and tax consequences under state, local or foreign law.

     Tax counsel has advised the Company that the reclassification of shares of Common Stock into shares of Class A Common Stock pursuant to the Reclassification Amendment will be treated as a tax-free recapitalization under
Section 368(a)(1)(E) of the Code, and therefore, (i) will not result in the recognition of any gain or loss by the holders of Common Stock, (ii) the basis of the Class A Common Stock received by a shareholder as a result of the reclassification will be the same as the shareholder's basis in the Common Stock converted in the reclassification, and (iii) the holding period of the Class A Common Stock received by a shareholder as a result of the reclassification will include the shareholder's holding period for the Common Stock converted in the reclassification, provided that each share of the Common Stock held on the effective date of the reclassification is a capital asset as defined in section 1221 of the Code.

     No Dissenters' Rights

     Holders of Common Stock will not be entitled to dissenters' rights in connection with the Reclassification Amendment.

     Accounting

     The Reclassification Amendment will not have a material effect on the Company's financial condition.

Conversion of Shares

     If the Reclassification Amendment and the Shareholder Protection Amendments described in Items 3 and 4 are approved by the necessary votes, the Company intends to prepare and file as soon as practicable with the Pennsylvania Department of State, Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company containing the Reclassification Amendment and Shareholder Protection Amendments as set forth in Annex A. The Reclassification Amendment and Shareholder Protection Amendments will become effective at 5 p.m. (Eastern Time) on the close of business on the day of filing with the Pennsylvania Department of State. Upon effectiveness, no further action by the

Company or its shareholders is required; each issued and outstanding share of Common Stock will automatically be converted into one share of Class A Common Stock.

Stock Certificates

     If the Reclassification Amendment is adopted and becomes effective, the certificates representing the Common Stock will automatically become certificates representing the Class A Common Stock. Shareholders will not be required to exchange their existing certificates for new certificates.

Vote Requirement

     Approval of the Reclassification Amendment will require both:

          (i) the affirmative vote of holders of at least two-thirds of the outstanding shares of Common Stock, voting separately as a class, and

          (ii) the affirmative vote of holders of at least a majority of the outstanding shares of Common Stock and Class A Common Stock, voting together without regard to class.

Abstentions and broker non-votes will have the same effect as a negative vote with respect to this proposal.

     The Board of Directors recommends that you vote FOR the approval of the
                           Reclassification Amendment.


                ITEMS 3 AND 4. SHAREHOLDER PROTECTION AMENDMENTS

Background

     In addition to the Reclassification Amendment described above in Item 2, on February 2, 2000, the Board of Directors approved, subject to certain conditions described below, the Shareholder Protection Amendments. The Board conditioned its approval of the Reclassification Amendment described in Item 2 and both of the Shareholder Protection Amendments described in Items 3 and 4 on receiving shareholder approval of each proposal at the Annual Meeting. In other words, the Reclassification Amendment and the Shareholder Protection Amendments can only become effective if shareholders approve all of the proposals contained in Items 2, 3 and 4 of this Proxy Statement.

     The Shareholder Protection Amendments propose to: (1) authorize the Company to issue 2,000,000 shares of undesignated Preferred Stock, $.01 par value per share, and (2) eliminate cumulative voting rights in the election of directors.

     The text of the Reclassification Amendment and the Shareholder Protection Amendments to Article 5 of the Articles of Incorporation is set forth in a restatement of Article 5, which is attached as Annex A. You should carefully review the restated Article 5. All statements contained in this Proxy Statement with respect to the Reclassification Amendment and Shareholder Protection Amendments are qualified by reference to Annex A.

Reasons for the Shareholder Protection Amendments

     The Company's current capital structure, including the restrictions on ownership and transfer of the Common Stock described above in Item 2, contains certain protections against hostile and coercive takeover attempts against the Company. See "Item 2. Proposal to Approve the Reclassification of Common Stock--Effects of Reclassification Amendment and Comparison of Common Stock and Class A Common Stock." However, the Company believes that if the Reclassification Amendment is approved, the Company should have new measures in place to protect itself and its shareholders in the event of a future hostile or coercive takeover attempt.

     Accordingly, if the Reclassification Amendment is approved, the Board of Directors believes it is appropriate, and in the Company's best interests, to adopt various defensive measures, which publicly traded companies frequently have in place, to protect the Company from unsolicited takeover attempts. These new measures include adopting a shareholder rights plan, eliminating cumulative voting and adopting certain amendments to the Bylaws. The shareholder rights plan is discussed in Item 3 in connection with the authorization of Preferred Stock, and the elimination of cumulative voting is the subject of Item 4 below. The anti-takeover effects of the existing provisions of the Company's Articles and Bylaws and the planned amendments to the Bylaws to include additional defensive measures are discussed below.

     The Shareholder Protection Amendments discussed below in Items 3 and 4 are not in response to any efforts of which the Company is aware to accumulate the Company's stock or to obtain control of the Company. The Board believes, however, that it is appropriate to act on the Shareholder Protection Amendments at the Annual Meeting when the Reclassification Amendment is being voted on by the shareholders and when the Shareholder Protection Amendments can be considered carefully, rather than in the midst of any takeover attempt that might be undertaken at some future time.

Anti-Takeover Effects of Articles and Bylaw Provisions

     Existing Provisions

     The Company's Amended and Restated Articles of Incorporation and Bylaws currently contain certain provisions that may have the effect of delaying, deferring or making more expensive or difficult a change in control of the Company. Such provisions include (a) the dual class of common stock, (b) certain advance notice requirements for corporate action, (c) a classified Board of Directors and (d) a prohibition on removal of directors other than for cause, except by unanimous action of the shareholders to remove the entire Board of Directors.

     Dual Class of Common Stock
     --------------------------

     As described in Item 2, the Company's current capital structure provides for Common Stock entitled to ten votes per share and Class A Common Stock entitled to one vote per share. In addition, the Company's Bylaws provide that a holder of Common Stock can only transfer the Common Stock to certain third persons described in the Bylaws, who are eligible to own the shares, and no person other than PMA Foundation may own more than 7% of the Common Stock. The Bylaws require approval by the holders of two-thirds of the outstanding Common Stock, voting as a class, to repeal these restrictions in the Bylaws. As of March 6, 2000, the directors and executive officers of the Company and PMA Foundation owned in the aggregate __% of the outstanding Common Stock and ___% of the outstanding Class A Common Stock, representing __ % of the voting power of the Company's outstanding capital stock. As stated above in Item 2, if the Reclassification Amendment is approved these restrictive Bylaws relating to the Common Stock will be repealed. For a further discussion of the Common Stock and Class A Common Stock, see "Item 2--Proposal To Approve Reclassification Of Common Stock--Effects of Reclassification Amendment and Comparison of Common Stock and Class A Common Stock."

     Advance Notice Provision
     ------------------------

     The Bylaws provide that no person may be considered as a nominee for election to the Board of Directors unless the Company receives written notice of the candidacy not less than 60 days prior to the shareholders meeting at which the election is to be held. This requirement does not apply to nominees designated by the Board or a nominating committee of the Board. This provision is designed to provide the Company with advance warning of a hostile attempt to replace the Board or a class of the Board and time to evaluate and react to any such effort.

     Classified Board and Removal for Cause
     --------------------------------------

     The Board is currently divided into three approximately equal classes, and the directors in each class are elected for a term of three years. The classified Board may discourage shareholders from attempting to replace the Company's entire Board of Directors through a proxy contest or otherwise. In addition, the classified Board structure also could prevent a hostile acquirer's ability to obtain control of the Board in a relatively short period of time because it would generally take a hostile acquirer at least two annual meetings of shareholders to elect a majority of the Board. A hostile acquirer's ability to obtain control of the Board is further deterred because, pursuant to the Company's Bylaws, the acquirer would need to show cause to remove any director, unless the acquirer obtained the unanimous consent of all shareholders to remove the entire Board.

     Planned Bylaw Amendments

     If the Reclassification Amendment is approved, the Board of Directors believes that the resulting provisions of the Articles of Incorporation and Bylaws would no longer provide adequate protection against unsolicited takeover attempts. Therefore, the Board of Directors intends to approve the amendments to the Company's Bylaws described below. These amendments would provide further assurance that the Board of Directors, if confronted by an unsolicited acquisition proposal from a third party, will have adequate time to review any proposal and to consider appropriate alternatives to the proposal. They would also provide the Board with the adequate time to act in what it believes to be the best interests of the Company by taking into consideration, as permitted under Pennsylvania corporate law, the effects of any proposal on any or all groups affected by the proposal, the short- and long-term interests of the Company, the resources, intent and conduct of the potential acquirer and all other pertinent factors. The Board has the authority to and intends to make the following Bylaw amendments without shareholder approval, and you are not being asked to vote on them.

     Special Meetings
     ----------------

     The Board intends to delete the current provision of the Bylaws that permits holders of at least 20% of the votes entitled to be cast at a particular meeting to call a special meeting of shareholders. Conducting shareholder meetings is very costly and time-consuming and distracts management from the day-to-day operation of the business. The Board believes that it is in the best position to determine if circumstances warrant calling a special meeting of shareholders. Although deleting this provision will have the effect of precluding the call of a special meeting for shareholder consideration of a proposal to which the Board is opposed, the Board believes that shareholders are provided a full opportunity to make proper proposals at a duly convened annual meeting and that any such proposals should be presented for consideration to other shareholders in the Company's annual proxy statement.

     Additional Advance Notice Provisions
     ------------------------------------

     The Board intends to amend the current advance notice provision described above relating to director nominees. Generally, the proposed amendment would require prior written notice of a nominee for director to be received by the

Company not later than the close of business on the 60th day, nor earlier than the close of business on the 90th day, prior to the annual anniversary of the preceding year's annual meeting of shareholders. If the Board calls a special meeting to elect directors, the notice must be received not later than the close of business on the 60th day, nor earlier than the close of business on the 90th day, prior to the date of the special meeting. The amendment would also require certain information be specified in the notice about the proponent and nominees, including the information required under the 1934 Act's proxy rules relating to nominees for director.

     The Board also intends to adopt a Bylaw provision requiring a shareholder to give advance notice of any shareholder business proposed to be brought before an annual meeting of shareholders. Generally, the notice must be received not later than the close of business on the 60th day, nor earlier than the close of business on the 90th day, prior to the annual anniversary of the preceding year's annual meeting of shareholders. The notice must contain certain information about the proponent and the business to be proposed at the meeting.

     The advance notice provisions are designed to provide the Company with advance warning of a threatened proxy contest in connection with the election of directors and any other matters to be considered at a meeting of shareholders. Although these provisions do not give the Board or the Chairman of the meeting any powers to approve or disapprove such shareholder nominees or other matters to be considered at the meeting, unless the notice provisions are followed, a shareholder will be prohibited from raising such matters at the meeting. Thus, the provisions may have the effect of (i) precluding consideration of nominees for director other than those proposed by a nominating committee of the Board and of other matters at a particular meeting or (ii) discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

     Shareholder Consents
     --------------------

     The Board intends to delete the current Bylaw provisions that permit shareholders to act by written consent, including by consent of shareholders holding only a majority (rather than all) of the voting power, and to adopt a Bylaw to restrict such action. Deleting these provisions means that shareholders would be allowed to act only at an annual or special meeting. Requiring that shareholder action must be taken at a duly convened meeting of shareholders ensures that all shareholders will have notice and the opportunity to consider any matter that could affect their rights. The Board believes that it is in the best interest of the shareholders and the Company to require full consideration of a matter at a meeting of shareholders before acting on it. Deleting the shareholder consent provisions is intended to provide the Board and all shareholders with an opportunity to review any proposed action and, if necessary, to take any necessary action to protect the interests of minority shareholders and the Company before the action is proposed to shareholders. By eliminating the possibility of action by shareholder consent, a majority of the incumbent Board could delay consideraton of any action that requires shareholder approval until an actual vote is taken at an annual meeting of shareholders, even if the proponents of the action would have sufficient shareholder votes to obtain approval of the action by written consent prior to shareholder meeting.


                  ITEM 3. PROPOSAL TO AUTHORIZE PREFERRED STOCK

     The Company's Amended and Restated Articles of Incorporation currently authorize 40,000,000 shares of Common Stock, $5.00 par value per share, and 40,000,000 shares of Class A Common Stock, $5.00 par value per share, but no shares of Preferred Stock. On February 2, 2000, the Board of Directors approved, subject to certain conditions described below, an amendment to Article 5 of the Company's Amended and Restated Articles of Incorporation to authorize the Company to issue 2,000,000 shares of undesignated Preferred Stock, $.01 par value per share, and to authorize the Board of Directors, without further shareholder approval, to designate one or more series of Preferred Stock to be issued from time-to-time and to establish the number of shares, rights, preferences, limitations and special rights of each series of Preferred Stock. Therefore, the Board would have the authority to determine the terms of the Preferred Stock, including dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates and similar matters. A series of Preferred Stock designated in the future could have dividend, voting, liquidation and other rights that are senior to the rights of the Class A Common Stock.

Reasons for the Preferred Stock Authorization

     The Board of Directors believes that it is prudent and in the best interests of the Company to authorize the shares of Preferred Stock to provide a reserve of shares for potential issuance in connection with possible future corporate actions. Such actions may include, but are not limited to, stock splits or stock dividends, financings through the issuance of equity securities, acquisitions of property or companies for stock, and other corporate purposes. In addition, because the Board of Directors will have the authority to vary the rights, preferences, limitations and special rights of each series of Preferred Stock without further shareholder approval, the Preferred Stock will enhance the Company's ability to accomplish these actions. If the Preferred Stock were available for issuance, the Company would avoid the delays and expense that would be occasioned by having to obtain shareholder approval at the time of the action.

     Currently, there are no plans to use the Preferred Stock. However, if the Reclassification Amendment is approved, the Board intends to adopt a shareholder rights plan. In connection with the adoption of a shareholder rights plan, the Board would designate a series of the Preferred Stock as Junior Participating Preferred Stock. However, no shares of the Junior Participating Preferred Stock will be issued and outstanding upon adoption of the shareholder rights plan. The Junior Participating Preferred Stock would be issued only if the rights distributed under a shareholder rights plan become exercisable upon an attempted takeover of the Company and are exercised. See the description below of the general terms of a shareholder rights plan and Junior Participating Preferred Stock.

Possible Effects of the Preferred Stock Authorization

     As previously stated, the Board of Directors has no present plan to issue Preferred Stock. However, we have discussed below the possible effects of issuing Preferred Stock in the future. If the Preferred Stock is authorized, the Board of Directors will have the authority to issue shares of Preferred Stock without further vote of the shareholders, except as may be provided under Pennsylvania corporate law or under the rules of The Nasdaq Stock Market or any other securities exchange on which shares of Class A Common Stock are then listed. The Nasdaq rules currently require shareholder approval of the issuance of any security convertible into common stock that will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of the convertible security (or lower percentages in certain cases).

     Because the Board would have the authority to set the voting rights of any series of Preferred Stock and holders of Class A Common Stock do not have preemptive rights, the issuance of any shares of Preferred Stock in the future may dilute the voting power of the outstanding shares of Class A Common Stock. However, the Nasdaq rules provide that the voting rights of existing shareholders of publicly traded common stock registered under Section 12 of the 1934 Act, such as the Class A Common Stock, cannot be disparately reduced or restricted through any corporate action or issuance. Therefore, any issuance of Preferred Stock with greater per share voting rights than the Class A Common Stock could result in a delisting of the Class A Common Stock from The Nasdaq Stock Market. In addition, since the Board can set the dividend and liquidation preferences of the Preferred Stock senior to the Class A Common Stock, any issuance of Preferred Stock in the future could reduce the proportion of the dividends and liquidation proceeds payable to the holders of the outstanding shares of Class A Common Stock.

     The Board of Directors could also use the authorized but unissued shares of Preferred Stock as an "anti-takeover" device to create impediments to an unwanted takeover or acquisition of control of the Company or its stock, such as in connection with the shareholder rights plan. Accordingly, the authorization of the Preferred Stock may deter a future takeover attempt that certain holders of the Class A Common Stock may deem to be in their best interests or in which holders of Class A Common Stock may be offered a premium for their shares over the then market price for the Class A Common Stock. While authorizing Preferred Stock may be deemed to have potential anti-takeover effects, the Board of Directors is not aware of any attempt to takeover or acquire the Company or its stock and the Preferred Stock authorization is not prompted by any specific takeover or acquisition effort or threat.

     Shareholder Rights Plan

     The authorization of the Preferred Stock will facilitate the Board's adoption of a shareholder rights plan, which would constitute an anti-takeover device. If the Shareholder Protection Amendments and the Reclassification Amendment are approved at the Annual Meeting, the Board intends to adopt a shareholder rights plan at its next Board meeting, which it currently anticipates will be held in May 2000. The Board believes adoption of a shareholder rights plan is a reasonable and necessary measure to protect the Company and its shareholders against the threat of a possible unsolicited and coercive tender offer or proposal for the acquisition of the Company or its stock. The Board of Directors believes that the adoption of a shareholder rights plan is in the best interests of the Company and its shareholders because it will enable the Board to have adequate time to evaluate any future unsolicited takeover attempts, to consider alternatives to such an attempt, including a response to open market purchase programs, and to negotiate acceptable terms for the Company. The Company is not aware of any pending or potential offer or proposal for the acquisition of the Company or its stock.

     The Company is currently evaluating various provisions of shareholders rights plans for consideration by the Board. However, the Company presently anticipates that any shareholder rights plan the Board adopts would most likely include the following types of provisions:

     o On adoption of the shareholder rights plan, each shareholder would receive, for each share of Class A Common Stock owned, a dividend distribution of one right to purchase from the Company, once the right becomes exercisable as described below, one one-thousandth (1/1000) of a share of a series of Junior Participating Preferred Stock, for the exercise price also described below.

     o Each right would initially "attach" to, and not trade separately from, each share of Class A Common Stock.

     o The rights would "detach" from the Class A Common Stock and be exercisable as of the date which is the earlier of (a) ten days after the date (the "Shares Acquisition Date") on which a person or group of affiliated or associated persons acquires beneficial ownership of shares exceeding a specified level (generally between 10% and 20%) of the outstanding Class A Common Stock ("Acquiring Person") (except certain existing shareholders may be exempted from this restriction) and (b) ten business days after the commencement of a tender or exchange offer that would result in the acquisition of that level of ownership of Class A Common Stock.

     o If issued, each one one-thousandth share of the Junior Participating Preferred Stock will have voting rights equal to one share of Class A Common Stock.

     o Each one one-thousandth share of the Junior Participating Preferred Stock issued upon exercise of a right will have dividend and liquidation rights designed to result in a value that is the economic equivalent of the value of one share of Class A Common Stock.

     o The exercise price of a right will be in the range of three to six times the market price of the Class A Common Stock on the date of the adoption of the shareholder rights plan.

     o After the Shares Acquisition Date, each right would be exercisable for a number of shares of Class A Common Stock (in lieu of a fractional share of Preferred Stock) that have a market value equal to twice the exercise price of the right.

     o If, after the Shares Acquisition Date, the Company merged with another company or sold its assets, each right would be exercisable for a number of shares of common stock of the entity that merged with, or acquired the assets of, the Company, that have a market value equal to twice the exercise price of the right.

     o After the Shares Acquisition Date, but before an Acquiring Person becomes the beneficial owner of 50% or more of the Class A Common Stock, the Company may exchange one share of Class A Common Stock for each right.

     o Generally, any rights beneficially owned by an Acquiring Person would not be exercisable or exchangeable for stock of either the Company or the acquiring entity.

     o The Company would have the right to redeem the rights at a price equal to $.001 per right at any time prior to the Shares Acquisition Date.

     Any shareholder rights plan adopted by the Board of Directors would be an "anti-takeover" measure, as it would have the potential effect of significantly increasing the cost to the acquiring person of an unsolicited tender offer for or acquisition of the Company or its stock even if some or a majority of the shareholders determined that such a transaction would be in their best interests. In addition, a shareholder rights plan would preserve the power of the Board of Directors to evaluate any offers to acquire the Company and to consider a full range of responses in such an event. The Board of Directors has the power under Pennsylvania corporate law to adopt a shareholder rights plan without shareholder approval, and shareholders are not being asked to approve any shareholder rights plan.

Vote Requirement

     Approval of the amendment to authorize Preferred Stock will require both:

          (i) the affirmative vote of holders of at least a majority of the outstanding shares of Common Stock, voting separately as a class, and

          (ii) the affirmative vote of holders of at least a majority of the outstanding shares of Class A Common Stock, voting separately as a class.

Abstentions and broker non-votes will have the same effect as a negative vote with respect to this proposal.

     The Board of Directors recommends that you vote FOR the approval of the authorization of Preferred Stock.

                 ITEM 4. PROPOSAL TO ELIMINATE CUMULATIVE VOTING

     On February 2, 2000, the Board of Directors approved, subject to certain conditions described below, an amendment to Article 5 of the Company's Amended and Restated Articles of Incorporation to eliminate cumulative voting rights of shareholders.

     The Company's Articles of Incorporation currently provide that shareholders have the right to cumulate their votes in each election of directors. Cumulative voting permits each shareholder entitled to vote in an election of directors to multiply the number of votes that the shareholder is entitled to cast by the total number of directors to be elected and to allocate those votes to one or more of the nominees for director. Therefore, even shareholders with a minority percentage of the outstanding shares, by aggregating (i.e. "cumulating") the votes they are entitled to cast, may be able to elect one or more directors. In contrast, without cumulative voting, each shareholder has only one vote per share for each nominee.

Reasons for Eliminating Cumulative Voting

     The Board of Directors believes that it is in the best interests of the Company and its shareholders to amend the Articles of Incorporation to eliminate cumulative voting as a measure to protect the Company from unsolicited takeover attempts. The elimination of cumulative voting may prevent or render it more difficult for a hostile acquirer with a minority ownership interest in the Company to obtain representation on the Company's Board of Directors and further interests that may be contrary to those of the majority of the shareholders.

Possible Effects of Eliminating Cumulative Voting

     The elimination of cumulative voting will enable the holders of a majority of the shares entitled to vote in an election of directors to elect all of the directors being elected at that time, and consequently, will make it more difficult for minority shareholders of the Company to obtain representation on the Board of Directors. In addition, elimination of cumulative voting might, under certain circumstances, render more difficult, or discourage, a merger or tender offer that is not approved by the Board of Directors, a proxy contest or the removal of incumbent management.

Vote Requirement

     Approval of the amendment to eliminate cumulative voting will require both:

          (i) the affirmative vote of holders of at least a majority of the outstanding shares of Common Stock, voting separately as a class, and

          (ii) the affirmative vote of holders of at least a majority of the outstanding shares of Class A Common Stock, voting separately as a class.

Abstentions and broker non-votes will have the same effect as a negative vote with respect to this proposal.

     The Board of Directors recommends that you vote FOR the approval of the elimination of cumulative voting.

              ITEM 5. PROPOSAL TO APPROVE THE ANNUAL INCENTIVE PLAN

Purpose of the Annual Incentive Plan

     The Company's compensation policies are intended to support the Company's overall objective of enhancing shareholder value. The Board of Directors believes that there is a need to motivate and reward executives with competitive compensation conditioned upon achievement of the Company's financial goals and that the compensation should be paid in a manner that allows it to be a deductible expense for the Company. To achieve these objectives, on February 2, 2000, the Board of Directors adopted, subject to approval by the shareholders, the PMA Capital Corporation Annual Incentive Plan.

Summary Description of the Annual Incentive Plan

     This summary describes the material terms of the Annual Incentive Plan. The full text of the Annual Incentive Plan is attached as Annex C to this Proxy Statement. We encourage you to read the Annual Incentive Plan as it is the legal document that sets forth the terms of the Annual Incentive Plan. If adopted by the shareholders, the Annual Incentive Plan will be effective as of January 1, 2000.

     Under the Annual Incentive Plan, the Company will pay annual incentive bonuses to certain executive officers of the Company if annual performance goals are achieved, and the incentive bonuses are intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code. Qualification of the bonuses as "performance-based compensation" permits a tax deduction for compensation over $1 million paid to the Chief Executive Officer or any of the other four highest compensated executives named in the proxy statement. The Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee").

     Participation in the Plan is mandatory for each executive officer designated by the Committee. An executive officer will participate in the Plan for a specified performance period. Unless otherwise specified by the Committee, the performance period is a calendar year.

     The Committee will establish written, objective performance goals for a performance period generally within 90 days of the beginning of each performance period. The performance goals must be stated by the Committee as specific amounts of, or specific changes in, one or more of the following financial measures: premiums, revenues, earnings, including operating earnings, earnings per share, including operating earnings per share, shareholders' equity, return on equity, assets, return on assets, capital, return on capital, book value, economic value added, operating margins, cash flow, shareholder return, expenses, expense ratios, loss ratios, underwriting results, debt-to-capital ratio, or market share. In doing so, the Committee is authorized to specify any reasonable definition of the financial measures it uses, and the definitions may provide for reasonable adjustments and may include or exclude certain items. Within a reasonable time after the close of a performance period, the Committee will determine whether the performance goals for that performance period have been met.

     Participants are eligible to receive an award under the Incentive Plan only if the Committee has certified in writing that the performance goals have been met. The maximum award for each participant will equal no more than 200% of the participant's base salary in effect on January 1 of the applicable performance period. Even if the participants meet their performance goals, the Committee has sole and absolute discretion to reduce or eliminate entirely the award to one or more participants, and under no circumstances, may the Committee award a participant more than the maximum award.

     Except for certain leaves of absence and termination of employment on account of retirement, death or disability, a participant must be continuously employed by the Company from the beginning of the performance period to the date of the award to be eligible to receive an award. The Committee may determine, in its sole discretion, whether the payment of the award will be made immediately or deferred until a later date or the occurrence of a particular event. A participant may also voluntarily defer receipt of an award.

     The Committee or the Board may amend the Plan at any time. However, an amendment will not be effective without the prior approval of the shareholders of the Company if such approval is necessary to continue to qualify the awards as "performance-based compensation," or otherwise under Treasury or Securities and Exchange Commission regulations, the rules of the Nasdaq stock market or any other applicable exchange or any other applicable law or regulation. The Committee or the Board may terminate the Plan at any time. Unless the Plan is extended, no awards may be made under it for a performance period ending after December 31, 2004.

     Actual amounts that will be payable in the future under the Plan cannot be determined at this time. The amount of awards under the Plan will depend upon the performance goals established from time to time by the Committee, the Company's performance during the applicable performance periods, and the Committee's exercise of downward discretion in making awards. The bonuses that were paid for 1999 to the Named Executive Officers under the Company's existing bonus program, which is intended to be replaced for the Named Executive Officers and certain other executive officers by the Plan, are summarized in the Summary Compensation Table on page 9 of this Proxy Statement. The aggregate amount of bonuses paid to all executive officers as a group under the existing bonus program for 1999 was $1.44 million. The Company believes that all of the compensation paid to the Company's executive officers qualified for a tax deduction by the Company for fiscal year 1999.

Vote Requirement

     Approval of the Annual Incentive Plan will require the affirmative vote of the majority of the votes cast on the proposal at the Annual Meeting by the holders of the outstanding shares of the Company's Common Stock and Class A Common Stock, voting together without regard to class. Abstentions and broker non-votes are not considered votes cast and will not have any effect on the vote to approve the Annual Incentive Plan.

The Board of Directors recommends that you vote FOR the approval of the Annual Incentive Plan.

                 ITEM 6. RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Board has appointed PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 2000. Although not required, the Board requests that you ratify this appointment. If you do not ratify this appointment the Board will reconsider the appointment.

     Representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting. They will be given an opportunity to make a statement and will be available to respond to appropriate questions.

     Ratification of the independent accountants will require the affirmative vote of the majority of the votes cast on the proposal at the Annual Meeting by the holders of outstanding shares of the Company's Common Stock and Class A Common Stock, voting together without regard to class. Abstentions and broker non-votes are not considered votes cast and will not have any effect on the vote to ratify the appointment of independent accountants.

       The Board of Directors recommends that you vote FOR this proposal.


                              ITEM 7. OTHER MATTERS

     The Board of Directors does not know of any matters to be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement, but if other matters are presented, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their judgment.

                  SECTION 16(a) BENEFICIAL REPORTING COMPLIANCE

     Section 16 of the Exchange Act requires that the officers and directors of the Company, as well as persons who own more than 10% of a class of equity securities of the Company, file reports of their ownership of such securities, as well as monthly statements of changes in such ownership, with the Company and the Securities and Exchange Commission. Based upon written representations received by the Company from its officers and directors and the reports filed with the Company during 1999, the Company believes that all such filings required during 1999 were made on a timely basis.

                                  ANNUAL REPORT

     A copy of the Company's 1999 Annual Report to Shareholders is being mailed to the Company's shareholders with this Proxy Statement.

                              SHAREHOLDER PROPOSALS

     Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the Company's proxy statement for its 2001 Annual Meeting of Shareholders must deliver such proposal in writing to the Company's Secretary at the Company's principal executive offices at 1735 Market Street, Suite 2800, Philadelphia, Pennsylvania 19103-7590, no later than November __, 2000.

     If a shareholder who intends to present a proposal at the 2001 Annual Meeting of Shareholders does not notify the Company of the proposal on or before February __, 2001, then management proxies will use their discretionary voting authority to vote on the proposal when the proposal is raised at the 2001 Annual Meeting, even though there is no discussion of the proposal in the related proxy statement.


                                      By Order of the Board of Directors,

March __, 2000
                                      Frederick W. Anton III
                                      Chairman of the Board

                                     ANNEX A
            ARTICLES OF AMENDMENT TO AMENDED AND RESTATED ARTICLES OF
                    INCORPORATION OF PMA CAPITAL CORPORATION

     Article 6 of the Amended and Restated Articles of Incorporation of PMA Capital Corporation (the "Corporation") is deleted in its entirety and Article 5 thereof is amended and restated to read in its entirety as follows:

         5. The aggregate number of shares which the corporation shall have authority to issue is: Forty Million (40,000,000) shares of Class A Common Stock, $5.00 par value per share (the "Class A Common Stock") and Two Million (2,000,000) shares of Preferred Stock ("Preferred Stock") $.01 par value per share.

              A.  Class A Common Stock

                  Except as otherwise required by the Pennsylvania Business
              Corporation Law or as otherwise provided in these Articles of Incorporation, with respect to all matters upon which shareholders are entitled to vote or to which shareholders are entitled to give consent, every holder of any outstanding shares of the Class A Common Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of the Class A Common Stock standing in his name. In all elections for directors, holders of Class A Common Stock shall not be entitled to cumulate their votes.

              B.  Conversion of the Common Stock.

                  Each share of Common Stock shall automatically, and without any action by the holder thereof, effective as of 5 p.m. (Eastern
              Time) on the date of the filing of these Articles of Amendment with the Pennsylvania Department of State ("Effective Time"), be converted into one fully paid and nonassessable share of Class A Common Stock. The issuance of a certificate or certificates for shares of Class A Common Stock, if requested by the holder thereof by reason of the foregoing conversion of shares of Common Stock, shall be made without charge. As of the Effective Time, the holder of any shares of Common Stock shall be treated for all purposes as having become the holder of the identical number of shares of Class A Common Stock at such time and shall have and may exercise all the rights and powers appertaining thereto. No adjustments in respect of past cash dividends shall be made by reason of the foregoing conversion of shares of Common Stock; provided, however, that if any shares of Common Stock shall be converted subsequent to the record date for the payment of a cash or stock dividend or other distribution on shares of Common Stock but prior to such payment, the registered holder of such shares at the close of business on such record date shall be entitled to receive the cash or stock dividend or the distribution payable to holders of the Common Stock.

              C. Preferred Stock

                  (1) The Preferred Stock may be issued from time to time in one or more series by action of the Board of Directors of the Corporation. The Board of Directors of the Corporation shall have the full authority permitted by the Pennsylvania Business Corporation Law to establish by resolution one or more series, to determine the designation and the number of shares constituting each such series and to determine the voting rights, preferences, limitations, conversion rights and special or relative rights of any series of the Preferred Stock that may be desired. Except as otherwise provided in the terms of any series of the Preferred Stock and subject to the limitation on the total number of shares of Preferred Stock that the Corporation has authority to issue hereunder, the Board of Directors of the Corporation is also authorized to increase or decrease the number of shares of any series, subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolutions originally fixing the number of shares of such series. Without limiting the generality of the foregoing, the Board of Directors of the Corporation shall have full authority with respect to:

                           (a) the designation of the series and the number of
                  shares to constitute each series;

                           (b) the dividend rate on the shares of each series,
                  any conditions on which and times at which dividends are payable, whether dividends shall be cumulative, and the preference or relation (if any) with respect to such dividends (including possible preferences over dividends on the Class A Common Stock or any other class or classes or series of stock);

                           (c) whether the series will be redeemable (at the
                  option of the Corporation or the holders of such shares or both, or upon the happening of a specified event) and, if so, the redemption prices and the conditions and times upon which redemption may take place and whether for cash, property or rights, including securities of the Corporation or another corporation;

                           (d) the terms and amount of any sinking, retirement
                  or purchase fund;

                           (e) the conversion or exchange rights (at the option
                  of the Corporation or the holders of such shares or both, or upon the happening of a specified event), if any, including the conversion or exchange price and other terms of conversion or exchange;

                           (f) the voting rights, if any (other than any voting
                  rights that the Preferred Stock may have as a matter of law);

                           (g) any restrictions on the issue or reissue or sale
                  of additional Preferred Stock;

                           (h) the rights of the holders upon voluntary or
                  involuntary liquidation of the Corporation (including preferences, if any, over the Class A Common Stock or any other class or classes or series of stock);

                           (i) the preemptive rights, if any, to subscribe to
                  additional issues of stock or securities of the Corporation;
                  and

                           (j) such other special rights and privileges, if any,
                  for the benefit of the holders of the Preferred Stock, as shall not be inconsistent with provisions of these Articles of Incorporation.

                  (2) All shares of Preferred Stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to dates, if any, from which dividends thereon may accumulate. All shares of Preferred Stock of each series shall be of equal rank and shall be identical in all respects except that any series may differ from any other series with respect to any one or more of the designations, relative rights, preferences and limitations described or referred to in subparagraph 5.C.(1) hereof.

                                     ANNEX B

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION


     5. The aggregate number of shares which the Corporation shall have the authority to issue is: Forty Million (40,000,000) shares of Common Stock, $5.00 par value per share (the "Common Stock"), and Forty Million (40,000,000) shares of Class A Common Stock, $5.00 par value per share (the "Class A Common Stock").

                  A. Voting Rights and Powers. Except as otherwise required by the Pennsylvania Business Corporation Law or as otherwise provided in these Articles of Incorporation or the By-laws of the Corporation, with respect to all matters upon which shareholders are entitled to vote or to which shareholders are entitled to give consent, the holders of the outstanding shares of the Common Stock and the holders of any outstanding shares of the Class A Common Stock shall vote together without regard to class, and every holder of the outstanding shares of the Common Stock shall be entitled to cast thereon ten (10) votes in person or by proxy for each share of the Common Stock standing in his name, and every holder of any outstanding shares of the Class A Common Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of the Class A Common Stock standing in his name. In all elections for directors, each shareholder is entitled to cumulate his votes. With respect to any proposed amendments to these Articles of Incorporation which would increase or decrease the number of authorized shares of either the Common Stock or the Class A Common Stock, increase or decrease the par value of the shares of the Common Stock or the Class A Common Stock, or alter or change the powers, preferences, relative voting power or special rights of the shares of the Common Stock or the Class A Common Stock so as to affect it adversely, the approval of a majority of the votes entitled to be cast by the holders of the class affected by the proposed amendment, voting separately as a class, shall be obtained in addition to the approval of a majority of the votes entitled to be cast by the holders of the Common Stock and the Class A Common Stock voting together without regard to class as hereinbefore provided.

                  B. Dividends and Distributions.

                  (a) Cash Dividends. At any time shares of the Class A Common
              Stock are outstanding, as and when cash dividends may be declared by the Board of Directors, the cash dividend payable on shares of the Class A Common Stock shall in all cases be at least ten percent (10%) higher on a per share basis than the cash dividend payable on shares of the Common Stock.

                  (b) Other Dividends and Distributions. Each share of the
              Common Stock and each share of the Class A Common Stock shall be equal in respect of rights to dividends (other than cash) and distributions, when and as declared, in the form of stock or other property of the Corporation, except that in the case of dividends or other distributions payable in stock of the Corporation, including distributions pursuant to stock split-ups or divisions, which occur after the date shares of the Class A Common Stock are first issued by the Corporation, only shares of the Common Stock shall be distributed with respect to the Common Stock and only shares of Class A Common Stock shall be distributed with respect to Class A Common Stock.

                  C. Other Rights. Except as otherwise required by the
              Pennsylvania Business Corporation Law or as otherwise provided in these Articles of Incorporation, each share of the Common Stock and each share of the Class A Common Stock shall have identical powers, preferences and rights, including rights in liquidation.

                  D. Conversion of the Common Stock. Each share of Common Stock may at any time be converted at the election of the holder thereof into one fully paid and nonassessable share of Class A Common Stock. Any holder of shares of Common Stock may elect to convert any or all of such shares at one time or at various times in such holder's discretion. Such right shall be exercised by the surrender of the certificate representing each share of Common Stock to be converted to the agent for the registration for transfer of shares of Common Stock at its office, or to the Corporation at its principal executive offices, accompanied by a written notice of the election by the holder thereof to convert and (if so required by the transfer agent or by the Corporation) by instruments of transfer, in form satisfactory to the transfer agent and to the Corporation, duly executed by such holder or his duly authorized attorney. The issuance of a certificate or certificates for shares of Class A Common Stock upon conversion of shares of Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate or certificates is or are to be issued in a name other than that of the holder of the share or shares of Common Stock converted, the person or persons requesting the issuance thereof shall pay to the transfer agent or to the Corporation the amount of any tax which may be payable in respect of any such transfer, or shall establish to the satisfaction of the transfer agent or of the Corporation that such tax has been paid. As promptly as practicable after the surrender for conversion of a certificate or certificates representing shares of Common Stock and the payment of any tax as hereinbefore provided, the Corporation will deliver or cause to be delivered at the office of the transfer agent to, or upon the written order of, the holder of such certificate or certificates, a certificate or certificates representing the number of shares of Class A Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be irrevocable and shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate or certificates representing shares of Common Stock (if on such date the transfer books of the Corporation shall be closed, then immediately prior to the close of business on the first date thereafter that said books shall be open), and all rights of such holder arising from ownership of such shares of Common Stock shall cease at such time, and the person or persons in whose name or names the certificate or certificates representing shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock at such time and shall have and may exercise all the rights and powers appertaining thereto. No adjustments in respect of past cash dividends shall be made upon the conversion of any share of Common Stock; provided, however, that if any shares of Common Stock shall be converted subsequent to the record date for the payment of a cash or stock dividend or other distribution on shares of Common Stock but prior to such payment, the registered holder of such shares at the close of business on such record date shall be entitled to receive the cash or stock dividend or the distribution payable to holders of the Common Stock. The Corporation shall at all times reserve and keep available, solely for the purpose of issue upon conversion of outstanding shares of Common Stock, such number of shares of Class A Common Stock as may be issuable upon the conversion of all such outstanding shares of Common Stock, provided, the Corporation may deliver shares of Class A Common Stock which are held in the treasury of the Corporation for shares of Common Stock to be converted. If any shares of Class A Common Stock require registration with or approval of any governmental authority under any federal or state law before such shares of Class A Common Stock may be issued upon conversion, the Corporation will cause such shares to be duly registered or approved, as the case may be. All shares of Class A Common Stock which may be issued upon conversion of shares of Common Stock will, upon issue, be fully paid and nonassessable.

     6. Except with respect to shares, rights, options and other securities of the Corporation that are issued or granted in connection with any stock purchase plan, stock option plan or other similar benefit plan that has been approved by the holders of a majority of the Corporation's outstanding Common Stock, the holders of Common Stock of the Corporation shall be entitled, as such, as a matter of right, to subscribe for and to purchase any part of any new or additional issue of Common Stock, any rights or options to purchase Common Stock, or any securities convertible into, exchangeable for or carrying rights or options to purchase Common Stock, whether now or hereafter authorized, but only in those instances in which such shares of Common Stock, rights or options to purchase Common Stock are issued for a consideration consisting solely of money. In the event of the issuance of such shares or other securities solely for money, the preemptive right herein granted shall only be an opportunity to acquire such shares or other securities under such terms and conditions as the Board of Directors shall fix. The preemptive right herein granted shall not apply in any respect to the Corporation's Class A Common Stock, and holders of such Class A Common Stock, as such, shall have no preemptive rights.

                                     ANNEX C

                  PMA CAPITAL CORPORATION ANNUAL INCENTIVE PLAN

                                    ARTICLE 1

                              Statement of Purpose

     PMA Capital Corporation's compensation policies are intended to support the Company's overall objective of enhancing shareholder value. In furtherance of this philosophy, the PMA Capital Corporation Annual Incentive Plan is intended to motivate and reward executive officers of the Company by providing for annual incentive bonuses if annual pre-established performance goals are achieved. The Plan is also intended to qualify as a performance-based compensation plan under
Section 162(m) of the Internal Revenue Code.

                                    ARTICLE 2

                                   Definitions

    The terms used in this Plan include the feminine as well as the masculine gender and the plural as well as the singular, as the context in which they are used requires. The following terms, unless the context requires otherwise, are defined as follows:

     2.1 "Award" means the incentive compensation determined by the Committee under Section 4.4 of the Plan payable in cash.

     2.2  "Board" means the PMA Capital Corporation Board of Directors.

     2.3  "Code" means the Internal Revenue Code of 1986, as amended.

     2.4 "Committee" means the Compensation Committee of the Board or any successor committee with responsibility for compensation, or any subcommittee, as long as the number of Committee members and their qualifications shall at all times be sufficient to meet the requirements for "outside directors" under Section 162(m) and the regulations thereunder, as in effect from time to time.

     2.5  "Company" means PMA Capital and/or its Subsidiaries.

     2.6 "Deferred Compensation Plan" means the PMA Capital Corporation Executive Deferred Compensation Plan, a similar or successor plan, or other arrangement for the deferral of compensation specified by the Committee.

     2.7  "Disability" means permanent and total disability as defined in Code
          Section 22(e)(3).

     2.8 "Executive Officer" means any Company employee who is an "executive officer" as defined in Rule 3b-7 promulgated under the Exchange Act.

     2.9  "Exchange Act" means the Securities Exchange Act of 1934.

     2.10 "Participant" means an Executive Officer as described in Article 3 of the Plan.

     2.11 "Performance Period" means the period for which an Award may be made. Unless otherwise specified by the Committee, the Performance Period shall be a calendar year.

     2.12 "Plan" means the PMA Capital Corporation Annual Incentive Plan, as it may be amended from time to time.

     2.13 "PMA Capital" means PMA Capital Corporation, a Pennsylvania corporation, or any successor.

     2.14 "Retirement" means a Termination of Employment, after appropriate notice to the Company, (a) on or after the earliest permissible retirement date under a qualified pension or retirement plan of the Company, or (b) upon such terms and conditions approved by the Committee, or officers of the Company designated by the Board or the Committee.

     2.15 "SEC" means the Securities and Exchange Commission.

     2.16 "Section 162(m)" means Code Section 162(m) and regulations promulgated thereunder by the Secretary of the Treasury.

     2.17 "Subsidiary" means any corporation of which more than 50% of the total combined voting power of all classes of stock entitled to vote, or other equity interest, is directly or indirectly owned by PMA Capital, or a partnership, joint venture or other unincorporated entity of which more than a 50% interest in the capital equity or profits is directly or indirectly owned by PMA Capital.

     2.18 "Termination of Employment" means (a) the termination of the Participant's active employment relationship with the Company, unless otherwise expressly provided by the Committee, or (b) the occurrence of a transaction by which the Participant's employing Company ceases to be a Subsidiary.

                                    ARTICLE 3

                                  Participation

    Any Executive Officer designated by the Committee shall be a Participant in the Plan and shall continue to be a Participant until any Award he may receive has been paid or forfeited under the terms of the Plan.


                                    ARTICLE 4

                                Incentive Awards

     4.1 Objective Performance Goals. The Committee shall establish written, objective performance goals for a Performance Period not later than 90 days after the beginning of the Performance Period (but not after more than 25% of the Performance Period has elapsed), or by some other date required or permitted under Section 162(m). The objective performance goals shall be stated as specific amounts of, or specific changes in, one or more of the financial measures described in Section 4.2. The objective performance goals need not be the same for different Performance Periods and for any Performance Period may be stated: (a) as goals for PMA Capital, for one or more of its subsidiaries, divisions, business units, lines of business, or for any combination of the foregoing; (b) on an absolute basis or relative to the performance of other companies or of a specified index or indices, or be based on any combination of the foregoing; and (c) separately for one or more of the Participants, collectively for the entire group of Participants, or in any combination of the two.

     4.2 Financial Measures. The Committee shall use any one or more of the following financial measures to establish objective performance goals under
Section 4.1: premiums, revenues, earnings, including operating earnings, earnings per share, including operating earnings per share, shareholders' equity, return on equity, assets, return on assets, capital, return on capital, book value, economic value added, operating margins, cash flow, shareholder return, expenses, expense ratios, loss ratios, underwriting results, debt-to-capital ratio or market share. The Committee may specify any reasonable definition of the financial measures it uses. Such definitions may provide for reasonable adjustments and may include or exclude items, including but not limited to: realized investment gains and losses; extraordinary, unusual or non-recurring items; effects of accounting changes, currency fluctuations, acquisitions, divestitures, reserve strengthening or necessary financing activities; recapitalizations, including stock splits and dividends; expenses for restructuring or productivity initiatives; and other non-operating items.

     4.3 Performance Evaluation. Within a reasonable time after the close of a Performance Period, the Committee shall determine whether the objective performance goals established for that Performance Period have been met. If the objective performance goals and any other material terms established by the Committee have been met, the Committee shall so certify in writing.

     4.4  Award. If the Committee has made the written certification under
Section 4.3 for a Performance Period each Participant to whom the certification applies shall be eligible for an Award for that Performance Period. The Award for each such Participant shall equal no more than 200% of the Participant's base salary in effect on January 1 of the applicable Performance Period. For any Performance Period, however, the Committee shall have sole and absolute discretion to reduce the amount of or eliminate entirely, the Award to one or more of the Participants based upon the Committee's review of the objective performance goals for each Participant pursuant to Section 4.3. However, the exercise of negative discretion shall not be permitted to result in an increase in the amount payable to another Participant.

     4.5  Payment of the Award.

     (a) When the Committee makes its determination under Section 4.4, it shall also determine in its sole discretion whether a payment of an Award shall be made immediately or deferred until a later date or the occurrence of a particular event.

     (b) If the Committee determines that payment of an Award is to be made immediately, then as soon as practicable after the Committee's determination under Section 4.4, but subject to Section 4.6(a), the Company shall pay the Award to the Participant.

     (c) If the Committee defers payment of an Award, then, on the date or after the event specified by the Committee, the Company shall make the payment, together with any interest or investment return as may be specified by the Committee in its deferral determination. Such additional amount shall be based either on a reasonable rate of interest or one or more predetermined actual investments (whether or not assets associated with the amount originally owed are actually invested therein) such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of the investment). Awards deferred by the Committee will not be funded but will be general obligations of PMA Capital and will be payable out of that Company's general assets.

     (d) The Participant may elect to defer receipt of an Award in the form of cash under the terms of the Deferred Compensation Plan. Such election shall be irrevocable and shall be made on or before December 31 of the calendar year prior to the calendar year in which the determination of the Award is made. Any interest rate or investment return credited on a voluntarily deferred Award shall be one that will produce a rate of return not considered to be an impermissible increase in compensation under Section 162(m) in the manner set forth in Section 4.5(c).

     (e) The Company shall have the right to deduct from any Award, any applicable Federal, state and local income and employment taxes, and any other amounts that the Company is required to deduct.

     4.6 Eligibility for Payments.

     (a)  Except as otherwise provided in this Section 4.6:

                  (1) A Participant shall be eligible to receive an Award for a Performance Period only if the Participant is employed by the Company continuously from the beginning of the Performance Period to the date of the Committee's determination under
                  Section 4.4; and

                  (2) A Participant shall be eligible to receive payment of an Award deferred by the Committee only if the Participant is also employed by the Company continuously from the date of the Committee's determination under Section 4.4 to the date or event specified by the Committee.

     (b) Under Section 4.6(a), a leave of absence that lasts less than three months and that is approved in accordance with applicable Company policies is not a break in continuous employment. In the case of a leave of absence of three months or longer: (1) the Committee shall determine whether the leave of absence constitutes a break in continuous employment, and (2) if a Participant is on a leave of absence on the date that an Award or payment of the Award is to be made, the Committee may require that the Participant return to active employment with the Company at the end of the leave of absence as a condition of receiving the Award or payment. Any determination as to a Participant's eligibility for an Award or payment under this Section 4.6(b) may be deferred for a reasonable period after such return.

     (c) If a Participant's Termination of Employment occurs after the end of a Performance Period but before the Committee makes an Award under
          Section 4.4, and the Termination of Employment is on account of Retirement, death or Disability, the Committee shall determine whether to make an Award to or on behalf of the Participant.

     (d) If a Participant's Termination of Employment on account of Retirement, death or Disability occurs after the Committee makes a deferred Award under Section 4.5(a) but before the Award payment is made:

                  (1) The Award payment shall be made as if the Participant had remained continuously employed until the date of payment if the Termination of Employment is on account of Disability;

                  (2) The Award payment shall be made as soon as practicable (and the payee shall be determined under the provisions of the Deferred Compensation Plan applicable to distributions upon the death of a participant), if the Termination of Employment is on account of death; and

                  (3) The Committee shall determine whether an Award payment shall be made to the Participant or forfeited if the Termination of Employment is on account of Retirement.

                                    ARTICLE 5

                                 Administration

     5.1 General Administration. The Plan shall be administered by the Committee, subject to such requirements for review and approval by the Board as the Board may establish. Subject to the terms and conditions of the Plan and
Section 162(m), the Committee is authorized and empowered in its sole discretion to select Participants and to make Awards in such amounts and upon such terms and conditions as it shall determine.

     5.2 Administrative Rules. The Committee shall have full power and authority to adopt, amend and rescind administrative guidelines, rules and regulations pertaining to this Plan and to interpret the Plan and rule on any questions respecting any of its provisions, terms and conditions.

     5.3 Committee Members Not Eligible. No member of the Committee shall be eligible to participate in this Plan.

     5.4 Committee Members Not Liable. The Committee shall be entitled to rely upon certificates of appropriate officers of the Company with respect to financial and statistical data in order to determine if the objective performance goals have been met. The Committee shall not be liable for any action or determination made in good faith with respect to this Plan.

     5.5 Decisions Binding. All decisions of the Committee concerning this Plan shall be binding on PMA Capital and its Subsidiaries and their respective boards of directors, and on all Participants and other persons claiming rights under the Plan.

     5.6 Section 162(m); Shareholder Approval. Awards under this Plan are intended to satisfy the applicable requirements for the performance-based compensation exception under Section 162(m). It is intended that the Plan be administered, interpreted and construed so that Award payments remain tax deductible to the Company. Any Awards under this Plan shall be contingent upon shareholder approval of the Plan in accordance with Section 162(m), the regulations thereunder and other applicable U.S. Treasury regulations. Unless and until such shareholder approval is obtained, no Award shall be made under this Plan.

                                    ARTICLE 6

                             Amendments; Termination

     The Plan may be amended or terminated by the Board or Committee. All amendments to this Plan including an amendment to terminate the Plan, shall be in writing. An amendment shall not be effective without the prior approval of the shareholders of PMA Capital Corporation if such approval is necessary to continue to qualify Awards as performance-based compensation under Section 162(m), or otherwise under Treasury or SEC regulations, the rules of the Nasdaq Stock Market or any other applicable exchange or any other applicable law or regulations. Unless otherwise expressly provided by the Board or Committee, no amendment to this Plan shall apply to Awards made before the effective date of the amendment. A Participant's rights with respect to any Awards made to him may not be abridged by any amendment, modification or termination of the Plan, without his individual consent.

                                    ARTICLE 7

                                Other Provisions

     7.1 Duration of the Plan. This Plan is effective as of January 1, 2000 (the "Effective Date"), subject to approval by PMA Capital's shareholders. The Plan shall remain in effect until all Awards made under this Plan have been paid or forfeited under the terms of this Plan, and all Performance Periods related to Awards made under the Plan have expired. No Awards may be made under the Plan for any Performance Period that would end after December 31, 2004, unless the Board, subject to any shareholder approval that may then be required to continue to qualify the Plan as a performance-based plan under Section 162(m), extends the Plan.

     7.2 Awards Not Assignable. No Award or any right thereto, shall be assignable or transferable by a Participant except by will or by the laws of descent and distribution. Any other attempted assignment or alienation shall be void and of no force or effect.

     7.3 Participant's Rights. The right of any Participant to receive any Award payments under the provisions of the Plan shall be an unsecured claim against the general assets of the Company. The Plan shall not create, nor be construed in any manner as having created, any right by a Participant to any Award for a Performance Period because of a Participant's participation in the Plan for any prior Performance Period, or because the Committee has made a written certification under Section 4.3 for the Performance Period.

     7.4 Termination of Employment. The Company retains the right to terminate the employment of any employee at any time for any reason or no reason, and an Award is not, and shall not be construed in any manner to be, a waiver of such right.

     7.5 Exclusion From Benefits. Awards under this Plan shall not constitute compensation for the purpose of determining participation or benefits under any other plan of the Company unless specifically included as compensation in such plan.

     7.6 Successors. Any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of PMA Capital's business or assets, shall assume PMA Capital's liabilities under this Plan and perform any duties and responsibilities in the same manner and to the same extent that PMA Capital would be required to perform if no such succession had taken place.

     7.7 Law Governing Construction. The construction and administration of the Plan and all questions pertaining thereto shall be governed by applicable federal law and otherwise by the laws of the Commonwealth of Pennsylvania.

     7.8 Headings Not a Part Hereof. Any headings preceding the text of the several Articles, Sections, subsections, or paragraphs hereof are inserted solely for convenience of reference and shall not constitute a part of the Plan, nor shall they affect its meaning, construction, or effect.

     7.9 Severability of Provisions. If any provision of this Plan is determined to be void by any court of competent jurisdiction, the Plan shall continue to operate and, for the purposes of the jurisdiction of that court only, shall be deemed not to include the provision determined to be void.

                                                           PRELIMINARY MATERIALS

                             PMA CAPITAL CORPORATION
            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 24, 2000
           THIS PROXY/VOTING INSTRUCTION IS SOLICITED ON BEHALF OF THE
                               BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Charles A. Brawley, III, Albert
D. Ciavardelli and Francis W. McDonnell, each or any of them, proxies of the undersigned, with full power of substitution, and each of them is hereby authorized to represent the undersigned and to vote all of the shares of Common Stock and Class A Common Stock of PMA Capital Corporation (the "Company") that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 380 Sentry Parkway, Blue Bell, Pennsylvania on Monday, April 24, 2000, at 9 a.m., local time, and at any adjournment thereof.

This proxy/voting instruction when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made by a record holder, this proxy will be voted FOR the nominees for director set forth in item 1 and FOR the proposals in items 2, 3, 4, 5 and 6. This proxy also covers all shares as to which the undersigned has the right to give voting instructions to the Trustee under the Company's 401(K) Plan. If no voting instruction is given to the Trustee, the Trustee will vote your shares on a pro rata basis based on the votes of other 401(k) Plan participants. (Continued, and to be marked, dated and signed on other side)

PMA CAPITAL CORPORATION
P.O. BOX 11258
NEW YORK, N.Y. 10203-0258

The Board of Directors recommends a vote FOR items 1, 2, 3, 4, 5 and 6.

[ ] Check this box to vote all proposals in accordance with the recommendations of the Board of Directors.

Item 1.  Election Of Directors

A shareholder may use cumulative voting for the nominees by voting the number of shares held times the number of directors being elected on a single or group of candidates.

[ ]   FOR all nominees listed below equally among nominees or voted as follows:

      Frederick W. Anton III ______ shares   James F. Malone III  ______ shares
      Joseph H. Foster       ______ shares   L. J. Rowell, Jr.    ______ shares


[ ]   WITHHOLD authority to vote for all nominees listed above

[ ]   FOR all nominees listed above except*

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

*Exceptions______________________________________________________________

Item 2. Approval of Reclassification Amendment to the Amended and Restated Articles of Incorporation

            [ ]   FOR            [ ]   AGAINST            [ ]   ABSTAIN

Item 3. Approval of amendment to the Amended and Restated Articles of Incorporation to authorize 2,000,000 shares of undesignated Preferred Stock, $.01 par value per share.

            [ ]   FOR            [ ]   AGAINST            [ ]   ABSTAIN

Item 4. Approval of amendment to the Amended and Restated Articles of Incorporation to eliminate cumulative voting.

            [ ]   FOR            [ ]   AGAINST            [ ]   ABSTAIN

Item 5. Approval of the PMA Capital Corporation Annual Incentive Plan.

            [ ]   FOR            [ ]   AGAINST            [ ]   ABSTAIN

Item 6. Ratification of PricewaterhouseCoopers LLP as independent accountants.

            [ ]   FOR            [ ]   AGAINST            [ ]   ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments thereof.

Change of Address and/or Comments - Mark Here



NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



Dated: ____________, 2000



------------------------------
          Signature



----------------------------
          Signature


Votes must be indicated (x) in Black or Blue ink.

(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)